Exhibit 10.11

Syndicated

Facility Agreement

ResMed Limited

ABN 30 003 765 142

The financial institutions listed in schedule 1

HSBC Bank Australia Limited

ABN 48 006 434 162

Execution Version

Level 36, Grosvenor Place 225 George Street SYDNEY NSW 2000 Tel: (02) 9258 6000 Fax: (02) 9258 6999	Ref: JLH DWS 02 1384 2871

© Blake Dawson Waldron 2005

CONTENTS

1.	INTERPRETATION		1

	1.1	Definitions	1
	1.2	Rules for interpreting this document	13
	1.3	Business Days	13
	1.4	Rights and obligations of the Lenders and the Facility Agent	14

2.	THE FACILITY		14

	2.1	Lenders to provide the Facility	14
	2.2	Borrower may request drawdown	14
	2.3	Participation in Facility	14
	2.4	Purpose of funding	14

3.	CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT		14

	3.1	Conditions precedent to delivery of first Drawdown Notice	14
	3.2	Conditions precedent to drawing of an Advance	15
	3.3	Facility Agent’s discretions concerning conditions precedent	15
	3.4	Conditions Subsequent	16

4.	INTEREST PERIODS		17

	4.1	Interest Periods	17
	4.2	Borrower may change Interest Periods	17
	4.3	Adjustment of last day of Interest Periods	18

5.	INTEREST		18

	5.1	Accrual and payment of interest	18
	5.2	Margin	18
	5.3	Default interest	18
	5.4	Interest after judgment	19
	5.5	Accrual and calculation of interest	19

6.	FEES		19

	6.1	Establishment fee	19
	6.2	Unused Commitment fee	19
	6.3	No refund	19

7.	REPAYMENT		20

	7.1	Repayment	20
	7.2	Limit on repayment	20
	7.3	Notice of prepayment	20
	7.4	Minimum amount for prepayment	20
	7.5	Prepayment	20

8.	PAYMENTS		21

	8.1	How payments must be made	21
	8.2	Facility Agent must distribute receipts	21
	8.3	Facility Agent only obliged to distribute actual receipts	21
	8.4	Effect of payment to Facility Agent	21
	8.5	Application of money	22
	8.6	Deductions and withholdings by Borrower	22
	8.7	Deductions and withholdings by Facility Agent	23
	8.8	Currency of payments	23
	8.9	Currency indemnity	23

9.	COMMITMENT AND TOTAL COMMITMENT		24

	9.1	Automatic reduction of Total Commitment	24
	9.2	Reduction of Total Commitment on Facility Reduction Dates	24
	9.3	Termination of Commitments and Total Commitment on Termination Date	24

10.	REPRESENTATIONS AND WARRANTIES		24

	10.1	Representations and warranties	24
	10.2	Repetition of representations and warranties	27
	10.3	Reliance on representations and warranties	27
	10.4	No representations to the Borrower	27

11.	UNDERTAKINGS		27

	11.1	General undertakings	27
	11.2	Reports and information	28
	11.3	Financial undertakings	29
	11.4	Change to Accounting Principles	31
	11.5	Permitted subsidiaries	31
	11.6	Financial Ratios	32
	11.7	Covenant Review Event	32

12.	DEFAULT		33

	12.1	Events of Default	33
	12.2	Consequences	35

13.	INCREASED COSTS AND CHANGE OF LAW		36

	13.1	Increased costs	36
	13.2	Indirect cost, reduction or payment	37
	13.3	Prepayment after increased cost	37
	13.4	Notice of change of law	37
	13.5	Termination and prepayment after change of law	38

14.	INDEMNITY		38

ii.

15.	FACILITY AGENT AND SECURITY TRUSTEE		39

	15.1	Appointment of Facility Agent and Security Trustee	39
	15.2	Nature of relationships	39
	15.3	Instructions from Majority of Lenders	40
	15.4	Security Trustee’s general undertakings	40
	15.5	Information to Lenders and Facility Agent	41
	15.6	Events of Default	41
	15.7	Performance of obligations of Facility Agent and Security Trustee	42
	15.8	Facility Agent and Security Trustee may rely on certain matters	42
	15.9	Facility Agent and Security Trustee may assume certain matters	42
	15.10	Offices of Lenders	43
	15.11	Identity of Lenders	43
	15.12	Facility Agent and Security Trustee not responsible for monitoring	43
	15.13	Disclosure of information concerning Borrower	43
	15.14	Borrower not concerned with authority of Facility Agent and Security Trustee	44
	15.15	Receipts and business activities of Facility Agent and Security Trustee	44
	15.16	Facility Agent or Security Trustee as Lender	44
	15.17	Protection of Facility Agent and Security Trustee	44
	15.18	Facility Agent and Security Trustee indemnified by Lenders	45
	15.19	Limitation on recourse to Security Trustee	45
	15.20	Change of Facility Agent	46
	15.21	Change of Security Trustee	47
	15.22	Dealings with Facility Agent	48

16.	REDISTRIBUTION OF PAYMENTS BETWEEN LENDERS		48

	16.1	Notice of direct receipts	48
	16.2	Redistribution of excess payments	49
	16.3	Reimbursement following clawback	49
	16.4	Borrower remains liable	49
	16.5	Failure of all Lenders to join in litigation	49

17.	GST		50

	17.1	Taxable Supplies	50
	17.2	Invoices	50
	17.3	Finance Parties’ obligations	50

18.	CONFIDENTIALITY		50

	18.1	General	50
	18.2	Disclosure to assignees or substitutes	51

19.	NOTICES		51

	19.1	How to give a notice	51
	19.2	When a notice is given	52
	19.3	Address for notices	52

iii.

20.	ASSIGNMENTS AND SUBSTITUTIONS		52

	20.1	Assignment by Borrower	52
	20.2	Assignment by Lender	52
	20.3	Substitution by Lender	53
	20.4	Procedure for substitution	53
	20.5	Consequences of substitution	54
	20.6	Subparticipation	54
	20.7	No deductions and withholdings or increased costs in certain circumstances	54

21.	AMENDMENTS AND WAIVERS		55

	21.1	Agreement of Facility Agent	55
	21.2	Agreement of Majority of Lenders	55
	21.3	Agreement of all Lenders	55
	21.4	Consent of Security Trustee	55
	21.5	Waiver generally	56

22.	GENERAL		56

	22.1	Governing law	56
	22.2	Liability for expenses	56
	22.3	Giving effect to this document	56
	22.4	Operation of this document	57
	22.5	Operation of indemnities	57
	22.6	Consents	57
	22.7	Statements by the Facility Agent	57
	22.8	Set-off	57
	22.9	No merger	58
	22.10	Exclusion of contrary legislation	58
	22.11	Inconsistency with other documents	58
	22.12	Counterparts	58
	22.13	Attorneys	58

Schedules

1	DETAILS OF LENDERS	59

2	CONDITIONS PRECEDENT	60

3	CERTIFICATE	61

4	DRAWDOWN NOTICE	63

5	NOTICE VARYING INTEREST PERIOD	64

6	SUBSTITUTION CERTIFICATE	65

iv.

SYNDICATED FACILITY AGREEMENT

DATE 16 May 2005

PARTIES

ResMed Limited ABN 30 003 765 142 (Borrower)

The financial institutions listed in schedule 1 (Initial Lenders)

HSBC Bank Australia Limited ABN 48 006 434 162 in its capacity as facility agent (Facility Agent)

HSBC Bank Australia Limited ABN 48 006 434 162 in its capacity as security trustee (Security Trustee)

OPERATIVE PROVISIONS

1.	INTERPRETATION

1.1	Definitions

The following definitions apply in this document.

A$ and $ means the lawful currency of the Commonwealth of Australia.

Accounting Principles means generally accepted accounting principles in Australia at the date of this document consistently applied and includes applicable approved accounting standards, or (where required by the status of the holding company of the Borrower) the generally accepted accounting principles of the United States of America.

Accounts means, for a period, a profit and loss statement (or statement of financial performance) and statement of cashflows for that period, and a balance sheet (or statement of financial position) as at the end of that period, together with any notes to them and any statement or report (including any directors’ declaration and any auditors’ report) that is required by applicable law to be prepared in relation to them.

Advance means the principal amount drawn or proposed to be drawn by the Borrower under the Drawdown Notice.

Authorisation means:

(a)	an authorisation, consent, declaration, exemption, notarisation or waiver, however it is described; and

(b)	in relation to anything that could be prohibited or restricted by law if a Government Agency acts in any way within a specified period, the expiry of that period without that action being taken,

including any renewal or amendment.

Authorised Representative means:

(a)	for a Lender:

(i)	a company secretary or director of the Lender or an employee of the Lender whose title includes the word “manager” or “director”;

(ii)	a person who is acting temporarily in one of those positions; or

(iii)	a person, or a person holding a position, nominated by the Lender to the Borrower and the Facility Agent;

(b)	for the Facility Agent or the Security Trustee:

(i)	a company secretary or director of the Facility Agent or the Security Trustee or an employee of the Facility Agent or the Security Trustee whose title includes the word “manager” or “director”;

(ii)	a person who is acting temporarily in one of those positions; or

(iii)	a person, or a person holding a position, nominated by the Facility Agent or the Security Trustee to the Borrower and each Lender; and

(c)	for the Borrower, a person nominated by the Borrower to the Facility Agent in a notice that is accompanied by, and certifies the correctness of, a copy of the signature of that person.

Availability Period means the period commencing on the date of this document and ending on the date 3 calendar months after the date of this document.

Business Day means a day (other than a Saturday, Sunday or public holiday) on which banks are open for general banking business in Sydney or London.

Commitment means, for each Lender, the amount specified against its name in schedule 1, or acquired under a Substitution Certificate, as reduced or cancelled under this document.

Controller means, in relation to a person’s property:

(a)	a receiver or receiver and manager of that property; or

(b)	anyone else who (whether or not as agent for the person) is in possession, or has control, of that property to enforce an Encumbrance.

Corporations Act means the Corporations Act 2001 (Cth).

Covenant Review Event has the meaning given to that term in clause 11.7.

Current Assets means the aggregate value of the current tangible assets of the Group on a consolidated basis determined in accordance with Accounting Principles.

2.

Debt Service Cover Ratio means, in respect of a Twelve-Month Period, the ratio of EBITDA to Gross Interest during that Twelve-Month Period.

Default Interest Period means, for an unpaid amount, a period of 30 days (or any other period the Facility Agent selects) beginning on the day on which the amount falls due, or on the last day of another Default Interest Period for that amount.

Default Rate means, for any day in a Default Interest Period, Eurolibor for that Default Interest Period plus 2%.

Drawdown Date means the date on which the Advance is, or is proposed, to be advanced to the Borrower.

Drawdown Notice means a notice substantially in the form set out in schedule 4 that is completed and signed by an Authorised Representative of the Borrower.

EBITDA means, for any period, the Operating Profit for that period before taking into account Gross Interest payable or receivable by the members of the Group, Tax on income and profits payable by the members of the Group, depreciation and amortisation in respect of fixed assets, real property, and plant and equipment, intangibles and exceptional and extraordinary items (and, in the case of an operating loss, it shall be expressed as a negative amount) determined in accordance with, and by reference to, the relevant financial statements delivered to the Facility Agent and Accounting Principles.

Encumbrance means a mortgage, charge, pledge, lien, hypothecation or title retention arrangement, a right of set-off or right to withhold payment of a deposit or other money, a notice under section 255 of the Income Tax Assessment Act 1936 (Cth), subdivision 260-A in schedule 1 to the Taxation Administration Act 1953 (Cth) or any similar legislation, or an easement, restrictive covenant, caveat or similar restriction over property, or an agreement to create any of them or to allow any of them to exist.

Euro or EUR means the lawful currency of the member states of the European Union that adopted a single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

Eurolibor means, for an Interest Period:

(a)	the rate determined by the Facility Agent to be the arithmetic mean, expressed as a percentage per annum (rounded up (if necessary) to 4 decimal places), of the rates for deposits in Euro quoted:

(i)	at or about 11.00 am (London time) 2 Business Days before the first day of that Interest Period; and

(ii)	for a period equal or comparable to that Interest Period,

on the Reuters monitor system page “LIBOR 01” or any page which replaces that page; or

(b)	where the page referred to in paragraph (a) is not available, or less than 2 rates are quoted on that page at that time, the rate determined by the Facility Agent to be the

3.

arithmetic mean of the rates expressed as a percentage per annum (rounded up (if necessary) to 4 decimal places), at which deposits:

(i)	denominated in Euro;

(ii)	for the same or for a comparable amount; and

(iii)	for a period equal or comparable to that Interest Period.

are offered to the Facility Agent by any two Reference Banks, in the interbank market selected by it, at or about 11.00 am (local time in the place of that market) 2 Business Days in the place of that market before the first day of that Interest Period.

Event of Default means an event or circumstance described in clause 12.1.

Facility means the cash advance facility provided under this document.

Facility Reduction Date means each date for reduction of the Commitments and the Total Commitment under clause 9.2 and (if necessary) repayment of the Principal Outstanding under clause 7.1.

Finance Parties means the Facility Agent, the Security Trustee, the Lenders and the Hedge Counterparty.

Financial Indebtedness means an obligation (whether present or future, actual or contingent) to pay or deliver any money or commodity under or in respect of any financial accommodation including under or in respect of any:

(a)	money borrowed or raised;

(b)	redeemable or repurchaseable share or stock;

(c)	bill of exchange, promissory note or other financial instrument (whether or not transferable or negotiable);

(d)	put option or buyback or discounting arrangement in respect of any property;

(e)	lease, licence or other arrangement in respect of any property entered into primarily to raise finance or to finance the acquisition of that property (other than a lease, licence or arrangement which may be accounted for as an operating lease under applicable generally accepted accounting principles);

(f)	hire purchase or deferred payment obligation for any property or service;

(g)	interest or currency swap or hedge arrangement, financial option, futures contract or analogous transaction other than the Hedge Agreement referred to in item 8 of schedule 2 to the extent that it is an open position; or

(h)	arrangement which achieves the same or a similar commercial effect as or to any of the above,

4.

and any Guarantee of Financial Indebtedness of another person. It does not include any extended payment terms for the supply of goods and services entered into by the Borrower in the ordinary course of its ordinary business.

Financial Ratio means (individually and collectively) the ratios and covenants set out in clause 11.6.

Gearing Ratio means, in respect of any Twelve-Month Period, the ratio of Total Debt to EBITDA during that period.

Government Agency means:

(a)	a government or government department or other body;

(b)	a governmental, semi-governmental or judicial person; or

(c)	a person (whether autonomous or not) who is charged with the administration of a law.

Gross Interest means, for any period, the aggregate amount of interest, amounts in the nature of interest and other fees of, or associated with, Total Debt that has been paid, incurred or accrued due for payment by the Group during that period calculated in accordance with Accounting Principles.

Group means the Borrower and each of its subsidiaries.

GST means:

(a)	the same as in the GST Law;

(b)	any other goods and services tax, or any Tax applying to any transaction entered into pursuant to this document or any other Transaction Document in a similar way; and

(c)	any additional tax, penalty tax, fine, interest or other charge under a law for such a Tax.

GST Law means the same as in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

GST Exclusive Consideration means the consideration for any Taxable Supply and all other money payable by any Obligor under any Transaction Document to a Finance Party or as that Finance Party directs, but does not include GST.

GST Rate means the rate of GST under the GST Law.

Guarantee means a guarantee, indemnity, letter of credit, performance bond, acceptance or endorsement, or other undertaking or obligation:

(a)	to provide funds (including by the purchase of property), or otherwise to make property available, in or to enable payment or discharge of;

5.

(b)	to indemnify against the consequences of default in the payment of; or

(c)	otherwise to be responsible for,

an obligation (whether or not it involves the payment of money), or otherwise to be responsible for the solvency or financial condition, of any other person.

Guarantee and Indemnity means the document so entitled dated on or about the date of this document between the Security Trustee, the Borrower and the Guarantors listed in paragraphs (a) and (b) of that definition.

Guarantor means each of:

(a)	ResMed SA;

(b)	Take Air Medical (GmbH); and

(c)	any other person who becomes a guarantor pursuant to clause 11.5 of this document.

Hedge Agreement means an interest rate hedge agreement or other hedge agreement (including any master agreement, any schedule thereto and any transaction or confirmation under it) entered into by the Borrower in relation to hedging that is permitted under this document.

Hedge Counterparty means HSBC Bank plc, Sydney Branch ABN 98 067 329 015, a public limited company existing under the laws of England, whose registered office is situated at 580 George Street Sydney NSW 2000 or such other entity nominated by HSBC Bank plc, Sydney Branch.

Insolvency Event means, in respect of a person:

(a)	an order being made, or the person passing a resolution, for its winding up;

(b)	an application being made to a court for an order for its winding up, unless the application is withdrawn or dismissed within 5 Business Days;

(c)	an administrator being appointed to the person;

(d) (i)	the person resolving to appoint a Controller or analogous person to the person or any of the person’s property;

(ii)	an application being made to a court for an order to appoint a Controller, provisional liquidator, trustee for creditors or in bankruptcy or analogous person to the person or any of the person’s property, unless the application is withdrawn or dismissed within 5 Business Days; or

(iii)	an appointment of the kind referred to in subparagraph (ii) being made (whether or not following a resolution or application);

(e)	the holder of a Security Interest taking possession of any of the person’s property;

6.

(f)	the person being taken under section 459F(1) of the Corporations Act to have failed to comply with a statutory demand;

(g)	the person:

(i)	suspending payment of its debts, ceasing (or threatening to cease) to carry on all or a material part of its business, stating that it is unable to pay its debts or being or becoming otherwise insolvent; or

(ii)	being taken by applicable law to be (or if a court would be entitled or required to presume that the person is) unable to pay its debts or otherwise insolvent;

(h)	the process of any court or authority being invoked against the person or any of its property to enforce any judgment or order for the payment of money or the recovery of any property, unless the person is able, within 5 Business Days, to satisfy the Facility Agent that there is no substantial basis for the judgment or order in respect of which the process was invoked;

(i)	the person dying, ceasing to be of full legal capacity or otherwise becoming incapable of managing its own affairs for any reason;

(j)	the person taking any step that could result in the person becoming an insolvent under administration (as defined in section 9 of the Corporations Act);

(k)	the person taking any step toward entering into a compromise or arrangement with, or assignment for the benefit of, any of its members or creditors; or

(l)	any analogous event,

unless this takes place as part of a solvent reconstruction, amalgamation, merger or consolidation that has been approved by the Facility Agent.

Intercompany Loans means:

(a)	any Financial Indebtedness owed by the Borrower to:

(i)	ResMed NZ Limited AK/955498;

(ii)	ResMed Holdings Limited ABN 28 0003 765 133 in its own capacity; or

(iii)	ResMed EAP; and

(b)	any Financial Indebtedness owed by:

(i)	ResMed (UK) Limited;

(ii)	ResMed Inc, Australian Branch ABN 46 064 514 852

(iii)	ResMed Asia Pacific Limited ABN 86 070 076 470;

7.

(iv)	ResMed Holdings Limited as trustee of the ResMed Property Trust;

(v)	ResMed (R&D) Limited ABN 42 087 053 969; or

(vi)	ResMed Inc,

to the Borrower,

Interest Payment Date means, for an Interest Period, the last day of that Interest Period.

Interest Period means a period determined in accordance with clause 4.

Interest Rate means, for an Interest Period, the sum of Eurolibor for that Interest Period and the Margin.

Lender means an Initial Lender or a New Lender, other than an Initial Lender or a New Lender that has assigned or substituted all of its rights and obligations under the Transaction Documents in accordance with clause 20.

Lending Office means, for a Lender, the lending office specified for that Lender in schedule 1 or in a valid notice of assignment or Substitution Certificate, or any other office in Australia that the Lender may notify to the Borrower and the Facility Agent.

Majority of Lenders means:

(a)	if the Advance is outstanding, one or more Lenders whose aggregate Shares of the Principal Outstanding equal or exceed 66 2/3% of the Principal Outstanding;

(b)	if no Advance is outstanding and paragraph (c) does not apply, one or more Lenders whose aggregate Commitments equal or exceed 66 2/3% of the Total Commitment; or

(c)	if no Advance is outstanding and the Total Commitment has been reduced to zero, one or more Lenders whose aggregate Shares of the Principal Outstanding immediately before it was repaid in full equalled or exceeded 66 2/3% of the Principal Outstanding at that time, whether or not a majority of Lenders by number.

Margin means the rate (expressed as a percentage per annum) determined in accordance with clause 5.2.

Material Adverse Effect means, in respect of a person, a material adverse effect in the reasonable opinion of the Facility Agent on:

(a)	its business, property or financial condition;

(b)	its ability to perform its obligations under a Transaction Document; or

8.

(c)	the effectiveness or priority of any Security given by it.

Net Profit After Tax has the same meaning given to that term under Accounting Principles.

New Lender means a financial institution or other person that becomes a Lender under clause 20.

Obligor means:

(a)	the Borrower; and

(b)	each Guarantor.

Operating Profit means for any period, the operating profit on ordinary activities of the Group determined in accordance with, and by reference to, the relevant financial statements delivered to the Lender and Accounting Principles.

Permitted Encumbrance means:

(a)	an Encumbrance (if any) created under a Transaction Document;

(b)	a lien that arises by operation of law in the ordinary course of ordinary business, where the amount secured is not overdue or is being diligently contested in good faith; or

(c)	an Encumbrance that the Facility Agent approves before it arises, where the amount secured does not increase, and the time for payment of that amount is not extended beyond the amount and time approved.

Permitted Interest Period means a period of 30, 60 or 90 days or such other period agreed to by the Lender.

Pledge means the document titled “Agreement for the Pledge of Account of Financial Instruments Relating to Shares of Financiere ACE SAS” dated on or about the date of this document granted by ResMed SA in favour of the Security Trustee in respect of all the issued share capital of the Target Company.

Potential Event of Default means an event or circumstance which, with the passage of time or the giving of notice or both, would become an Event of Default.

Principal Outstanding means, on any day, the principal amount of the Advance outstanding on that day.

Project Document means the Share Sale Agreement.

Protected Person means the Security Trustee and any related body corporate, shareholder, director, officer, employee or controlling person of the Security Trustee.

Quarter means a period of 3 calendar months ending on a Quarter Date.

9.

Quarter Date means 31 March, 30 June, 30 September and 31 December in each year.

Quotation Day means, in relation to an Interest Period, two Business Days before the first day of that Interest Period.

Reference Banks means three financial institutions to be agreed from time to time between the Borrower and the Facility Agent, the initial such institutions being:

(a)	HSBC Bank plc;

(b)	Barclays Bank plc; and

(c)	Lloyds TSB Bank plc.

Regulatory Change means:

(a)	the introduction of, or a change in, an applicable law or regulatory requirement or in its interpretation or administration by a Government Agency; or

(b)	compliance by a Lender or any related body corporate of a Lender with an applicable direction, request or requirement (whether or not having the force of law and whether existing or future) of a Government Agency.

Relevant Entity means:

(a)	the Borrower;

(b)	ResMed SA;

(c)	the Target Company; and

(d)	each subsidiary (whether direct or indirect) of the Target Company.

Resmed Loan Agreement means the loan agreement dated on or about the date of this document between the Borrower (as lender) and ResMed SA (as borrower).

ResMed SA means, ResMed SA, a company incorporated under the laws of France.

Retiring Lender means a Lender that arranges a substitution under clause 20 in respect of its Commitment or participation in an Advance.

Security means:

(a)	the Pledge;

(b)	the Guarantee and Indemnity; and

(c)	each other Encumbrance, Guarantee or undertaking that the Security Trustee holds in its capacity as trustee of the Security Trust.

10.

Security Interest means an Encumbrance that secures the payment of money or the performance of an obligation, or any other interest or arrangement of any kind that gives a creditor priority over other creditors in relation to any property.

Security Trust means the trust established by the Security Trust Deed.

Security Trust Deed means the security trust deed dated on or about the date of this document between the Borrower and the Security Trustee.

Security Trust Fund has the same meaning as in the Security Trust Deed.

Semi-Annual Date means 30 June and 31 December in each year.

Share means, for a Lender:

(a)	when calculating the amount that the Lender is required to contribute to the Advance, the proportion that the Lender’s Commitment bears to the Total Commitment; and

(b)	when referring to the Principal Outstanding or to an outstanding Advance, the proportion that is owing to it.

Share Sale Agreement means the document titled “Securities Sale Agreement – Financiere ACE S.A.S.” dated 4 May 2005 between the Sellers named therein and ResMed SA as the purchaser in respect of the sale of shares in the Target Company.

Substitution Certificate means a certificate substantially in the form set out in schedule 6.

Supply means the same as in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Tangible Net Worth means, in respect of the Group (on a consolidated basis) at any time, the aggregate of tangible fixed assets and Current Assets at that time less all current liabilities and all long term liabilities (including, without limitation contingent liabilities) at that time.

Target Company means Financiere ACE SAS, a company incorporated under the laws of France.

Tax means a tax, levy, duty, charge, deduction or withholding, however it is described, that is imposed by law or by a Government Agency, together with any related interest, penalty, fine or other charge, other than one imposed on overall net income.

Taxable Supply means:

(a)	any Supply made by or on behalf of a Finance Party in respect of any transaction entered into pursuant to this document or any other Transaction Document; or

(b)	any Supply made by or on behalf of a Finance Party in respect of any transaction contemplated by this document or any other Transaction Document, on which GST is payable.

11.

Tax Invoice means a tax invoice under the GST Law.

Termination Date means the date 5 years after the date of this document.

Total Commitment means, at any time, the aggregate of all Commitments at that time.

Total Debt means, for a period, in respect of the Group, the aggregate principal amount of all Financial Indebtedness to entities outside the Group which is interest bearing (including but not limited to, interest on convertible notes, redeemable preference shares and any amounts payable in relation to any finance lease which is treated as interest) on a consolidated basis, but excluding the Intercompany Loans.

Transaction Document means:

(a)	this document;

(b)	each Security;

(c)	the Security Trust Deed;

(d)	any Hedge Agreement between the Borrower and the Hedge Counterparty;

(e)	the Resmed Loan Agreement;

(f)	any document or agreement that the Borrower and the Facility Agent agree in writing is to be a Transaction Document for the purposes of this document;

(g)	any document or agreement that is entered into under any of the above;

(h)	any document or agreement that amends, supplements, replaces or novates any of the above; and

(i)	any undertaking (whether or not in writing) by or to a party or its lawyers that is given under or relates to any of the above.

Twelve Month Period means a period of twelve calendar months ending on a Semi-Annual Date.

Unused Commitment means, at any time, the Total Commitment less the Principal Outstanding at that time.

Vendor means in relation to a Project Document, each party transferring, assigning or selling shares or other assets or property under that Project Document.

12.

1.2	Rules for interpreting this document

Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(a)	A reference to:

(i)	legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(ii)	a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

(iii)	a party to this document or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

(iv)	a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

(v)	anything (including a right, obligation or concept) includes each part of it.

(b)	A singular word includes the plural, and vice versa.

(c)	A word which suggests one gender includes the other genders.

(d)	If a word is defined, another part of speech has a corresponding meaning.

(e)	If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

(f)	The word agreement includes an undertaking or other binding arrangement or understanding, whether or not in writing.

(g)	The words subsidiary, holding company and related body corporate have the same meanings as in the Corporations Act and a reference to a subsidiary in relation to the Borrower also includes the ResMed Property Trust.

1.3	Business Days

If the day on or by which a person must do something under this document is not a Business Day:

(a)	if the act involves a payment that is due on demand, the person must do it on or by the next Business Day; and

(b)	in any other case, the person must do it on or by the previous Business Day.

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1.4	Rights and obligations of the Lenders and the Facility Agent

(a)	The rights and obligations of the Lenders and the Facility Agent under the Transaction Documents are several, and none of them is responsible for any act or omission of the others.

(b)	If a Lender fails to perform any of its obligations under a Transaction Document, or notifies the Facility Agent that it will not perform any of those obligations, this does not relieve any other party of any of its obligations under any Transaction Document.

(c)	Subject to this document, each Lender and the Facility Agent may separately enforce its rights under each Transaction Document.

2.	THE FACILITY

2.1	Lenders to provide the Facility

The Lenders agree to provide the Facility on the terms set out in this document.

2.2	Borrower may request drawdown

The Borrower may request the Advance by delivering the Drawdown Notice to the Facility Agent in accordance with clause 3. The Borrower may only request one Advance.

2.3	Participation in Facility

Subject to this document, each Lender must contribute its Share of the Advance through its Lending Office on the Drawdown Date for the Advance.

2.4	Purpose of funding

The Borrower must on-lend the entire amount of the Advance to ResMed SA pursuant to the Resmed Loan Agreement to enable ResMed SA to acquire 100% of the Target Company, whether by acquisition of share capital, discharge of debt or quasi-debt, the retirement of debt or quasi-debt instruments and the ongoing funding of the Target Company including the discharge of debt or quasi-debt and the retirement of debt or quasi-debt instruments and the ongoing funding of the subsidiaries of the Target Company and for no other purpose.

3.	CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT

3.1	Conditions precedent to delivery of first Drawdown Notice

The Borrower may not deliver the Drawdown Notice until it has provided the Facility Agent with the items listed in Schedule 2 in form and substance satisfactory to the Facility Agent other than item 6.

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3.2	Conditions precedent to drawing of an Advance

A Lender is only obliged to make its Share of the Advance available to the Borrower under the Drawdown Notice if:

(a)	the Borrower has provided the Facility Agent with each of the items listed in Schedule 2 in form and substance satisfactory to the Facility Agent;

(b)	the Facility Agent has received the Drawdown Notice by 4.00 pm (Sydney time) on the second Business Day before the Drawdown Date specified in the Drawdown Notice;

(c)	the Drawdown Notice specifies a Drawdown Date that is a Business Day in the Availability Period;

(d)	its Share of the Principal Outstanding will not exceed its Commitment, and the Principal Outstanding will not exceed the Total Commitment, immediately after the Advance is made available;

(e)	the Drawdown Notice specifies an Interest Period that is a Permitted Interest Period;

(f)	not more than one Advance will be outstanding immediately after the Advance is made;

(g)	any fees payable under clause 6 have been paid; and

(h)	the Facility Agent is satisfied that no Event of Default or Potential Event of Default has occurred and is continuing, and that the provision of the Advance will not result in the occurrence of an Event of Default or Potential Event of Default.

A Drawdown Notice is effective when received by the Facility Agent as contemplated by paragraph (b) and, once effective, is irrevocable.

3.3	Facility Agent’s discretions concerning conditions precedent

(a)	The Facility Agent (acting on the instructions of all Lenders) may waive, or postpone the time for, fulfilment of any condition precedent concerning the Advance.

(b)	Where a postponement is allowed under paragraph (a), the Borrower must comply with the terms of the postponement. The Borrower breaches this document if it fails to satisfy the condition by the postponed date for compliance.

(c)	A notice from the Facility Agent to the Lenders that each item referred to in clauses 3.1 and 3.2 has been received or satisfied to the Facility Agent’s satisfaction, or waived or postponed under paragraph (a), discharges in full the Facility Agent’s obligations to the Lenders concerning those items.

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3.4	Conditions Subsequent

(a)	The Borrower must no later than the date 30 days after the Drawdown Date procure that Take Air Medical (GmbH) executes the Guarantee and Indemnity and delivers to the Security Trustee an original duly executed counterpart of the Guarantee and Indemnity executed by Take Air Medical (GmbH).

(b)	The Borrower agrees to do anything reasonably required by the Facility Agent to enable the Facility Agent to obtain a legal opinion from the Facility Agent’s German legal counsel no later than the date 30 days after the Drawdown Date in respect of the due execution by, and enforceability against, Take Air Medical (GmbH) of each Transaction Document executed by Take Air Medical (GmbH) including, without limitation, procure that Take Air Medical (GmbH) provides any document reasonably required by the Facility Agent’s German legal counsel to enable it to issue that opinion.

(c)	The Borrower must no later than 19 May 2005 procure that ResMed SA delivers to the Facility Agent written confirmation that completion under the Share Sale Agreement has occurred and that all conditions precedent under it have been satisfied.

(d)	The Borrower must no later than 19 May 2005 procure that ResMed SA delivers to the Security Trustee an account registration certificate (“attestation d’ inscription en compte”) issued by the Target Company together with a certified true copy of the share transfer ledger as updated after completion under the Share Sale Agreement evidencing that all the issued share capital of the Target Company are held by ResMed SA.

(e)	The Borrower must no later than 19 May 2005 deliver to the Facility Agent evidence satisfactory to the Facility Agent that all Security Interests (excluding Security Interests in relation to the shares and/or assets of Take Air Medical GmbH) over the Target Company and its direct and/or indirect subsidiaries have been discharged and released.

(f)	The Borrower must no later than the date 30 days after the Drawdown Date deliver to the Facility Agent evidence satisfactory to the Facility Agent that all Security Interests in relation to the shares and/or assets of Take Air Medical GmbH have been discharged and released.

(g)	The Borrower must no later than 19 May 2005 deliver to the Facility Agent a certified copy of the duly executed minutes of the Supervisory Board of the Target Company authorising (“agréant”) all the beneficiaries of the Pledge.

(h)

The Borrower must procure that ResMed SA delivers the duly executed Pledge to the Security Trustee in a form satisfactory to the Security Trustee no later than 19 May 2005 to enable the Security Trustee to obtain by that date a pledge of a financial instrument account incorporating all the securities issued to date by the Target Company duly executed by all relevant parties to enable it to be registered in the books of the Target Company together with the amount of money (if any) which

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in the Security Trustee’s opinion is required for the payment of any stamp duty and registration fees in connection with the Pledge.

(i)	The Borrower agrees to do anything reasonably required by the Facility Agent to enable the Facility Agent to obtain no later than 19 May 2005 a legal opinion from Norton Rose, French counsel to the Facility Agent, addressed to the Facility Agent (on behalf of the Lenders) in respect of the due execution by, and enforceability against, each Obligor incorporated or registered in France of each Transaction Document executed by that Obligor including, without limitation, procure that that Obligor provides any document reasonably required by Norton Rose to enable it to issue that opinion.

(j)	The Borrower must no later than 19 May 2005 deliver to the Facility Agent in form and substance satisfactory to the Facility Agent:

(i)	an original reliance letter executed by Herbert Smith in respect of the due diligence report referred to in item 7 of schedule 2; and

(ii)	an original reliance letter executed by Gleiss Lutz in respect of the due diligence report referred to in item 8 of schedule 2.

4.	INTEREST PERIODS

4.1	Interest Periods

Subject to this clause, each Interest Period:

(a)	is the Permitted Interest Period specified in the Drawdown Notice; and

(b)	commences on the Drawdown Date or on the last day of another Interest Period.

4.2	Borrower may change Interest Periods

The Borrower may vary the Interest Period with effect from the next Interest Payment Date by notifying the Facility Agent that it wants to do so by a notice that:

(a)	is signed by an Authorised Representative of the Borrower;

(b)	is received by the Facility Agent by 4.00 pm (Sydney time) on the second Business Day before the next Interest Payment Date;

(c)	identifies the relevant Advance and specifies a Permitted Interest Period as the replacement Interest Period; and

(d)	is substantially in the form of schedule 5.

The notice is effective when received by the Facility Agent as contemplated by paragraph (b) and, once effective, is irrevocable.

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4.3	Adjustment of last day of Interest Periods

(a)	If an Interest Period would otherwise end on a day that is not a Business Day, it ends on the previous Business Day.

(b)	If an Interest Period would otherwise end after the Termination Date, it ends:

(i)	if the Termination Date is a Business Day, on the Termination Date; or

(ii)	if the Termination Date is not a Business Day, on the Business Day before the Termination Date.

5.	INTEREST

5.1	Accrual and payment of interest

(a)	Interest accrues on the Principal Outstanding over each Interest Period, from (and including) the first day of the Interest Period to (but excluding) its Interest Payment Date, at the Interest Rate for that Interest Period.

(b)	The Borrower must pay the interest that accrues over an Interest Period in arrears on the Interest Payment Date at the end of that Interest Period.

(c)	The Lenders are entitled to share in interest on the Principal Outstanding pro rata according to their Shares in the Advance.

5.2	Margin

If the Gearing Ratio calculated by the Facility Agent by reference to the latest Accounts received by the Facility Agent under clause 11.2 prior to the Quotation Day for an Interest Period:

(a)	is less than 1.50:1, the Margin for that Interest Period will be 0.90% per annum; or

(b)	is equal to or greater than 1.50:1, the Margin for that Interest Period will be 1.00% per annum.

If for any reason the Facility Agent is unable to calculate the Gearing Ratio (including, without limitation, because the Facility Agent has not received the required Accounts) the Margin will be 1.00% per annum. The parties agree that the Margin may not change within an Interest Period.

5.3	Default interest

(a)	The Borrower must pay interest on each amount that is not paid when due, from (and including) the day on which it falls due to (but excluding) the day on which it is paid in full, at the rate calculated in accordance with paragraph (b). The Borrower must pay this interest on demand.

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(b)	Interest on an unpaid amount accrues each day in a Default Interest Period at the Default Rate for that Default Interest Period, and is capitalised (if not paid) on the last day of that Default Interest Period.

(c)	This subclause does not affect the Borrower’s obligation to pay each amount under this document when it is due.

5.4	Interest after judgment

If a liability of the Borrower becomes merged in a judgment or order, the Borrower, as an independent obligation, must pay interest on the amount of that liability, from (and including) the date of the judgment or order until it is paid in full, at the higher of the rate that applies under the judgment or order and the rate calculated in accordance with clause 5.3.

5.5	Accrual and calculation of interest

Interest under this clause:

(a)	accrues daily; and

(b)	is calculated on the basis of the actual number of days on which interest has accrued and of a 360 day year.

6.	FEES

6.1	Establishment fee

The Borrower must pay to the Facility Agent on account of the Lenders an establishment fee of EUR 175,000 on or before the date of this document.

6.2	Unused Commitment fee

The Borrower must pay to the Facility Agent on account of the Lenders an Unused Commitment fee at a per annum rate equal to 45% of the Margin on the Unused Commitment as at each date on which the fee is payable. This fee:

(a)	accrues daily from the date of this document up to and including the last day of the Availability Period;

(b)	is calculated on the basis of the actual number of days elapsed and of a 360 day year; and

(c)	is payable in arrears, on the last day of each calendar month, and on the last day of the Availability Period or, if earlier, on the day on which the Total Commitment reduces to zero.

6.3	No refund

All fees payable by the Borrower under this clause 6 are non-refundable and non-rebateable.

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7.	REPAYMENT

7.1	Repayment

(a)	On each Facility Reduction Date, the Borrower (without limiting its other obligations under this clause) must repay the Principal Outstanding, to the extent necessary (if at all) to ensure that the Principal Outstanding is no greater than the Total Commitment (as reduced in accordance with clause 9.2). The Lenders are entitled to share in repayments under this paragraph pro rata according to their Shares in the Principal Outstanding.

(b)	On the Termination Date, the Borrower must repay the Principal Outstanding and pay any accrued but unpaid interest and all other amounts then outstanding but unpaid under each Transaction Document.

7.2	Limit on repayment

The Borrower may only repay the Principal Outstanding in accordance with this document.

7.3	Notice of prepayment

Subject to the following provisions of this clause, the Borrower may repay all or part of the Principal Outstanding on an Interest Payment Date if the Borrower notifies the Facility Agent that it wants to do so, and the notice:

(a)	is signed by an Authorised Representative of the Borrower;

(b)	is received by the Facility Agent by 4.00 pm (Sydney time) at least 5 Business Days before the Interest Payment Date on which the prepayment is to be made; and

(c)	specifies the amount to be prepaid and the Interest Payment Date on which the prepayment is to be made.

The notice is effective when received by the Facility Agent as contemplated by paragraph (b) and, once effective, is irrevocable.

7.4	Minimum amount for prepayment

The Borrower may only repay part of the Advance under this clause if each of that part and the remaining part of the Advance is a minimum of EUR 2,000,000 and a multiple of EUR 2,000,000.

7.5	Prepayment

If the Borrower gives a notice under clause 7.3, it must pay, on the date specified in the notice:

(a)	the amount specified in the notice; and

(b)	all interest and fees accrued but unpaid under clauses 5 and 6, and amounts payable under clause 14(d), in relation to the amount to be prepaid.

Amounts prepaid may not be redrawn.

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8.	PAYMENTS

8.1	How payments must be made

(a)	The Borrower must make each payment under this document to the Facility Agent by delivering an unendorsed bank cheque to the Facility Agent at the place, or by direct transfer of cleared funds to the credit of the account, that the Facility Agent nominates at least 1 Business Day before the payment is made.

(b)	The Borrower must make each payment under this document without any set-off or counterclaim and (to the extent permitted by law) free and clear of, and without deduction or withholding for or on account of, any Taxes.

8.2	Facility Agent must distribute receipts

Unless this document provides otherwise, each payment that the Borrower makes to the Facility Agent is made for the account of the Lenders entitled to that payment, and the Facility Agent must distribute each amount that it receives under any Transaction Document for the account of one or more Lenders in accordance with their entitlements:

(a)	by delivering an unendorsed bank cheque to that Lenders Lending Office, or by direct transfer of cleared funds to the credit of the account, that the Lender nominates at least 1 Business Day before the payment is made; and

(b)	if the Facility Agent receives the payment by 1.00pm (local time in the place of receipt), on the day the Facility Agent receives it or, if the Facility Agent receives it after that time, by the next Business Day.

8.3	Facility Agent only obliged to distribute actual receipts

The Facility Agent is not obliged to pay any amount to, or on behalf of, any party (Receiving Party) until it is satisfied that it has received that amount from the party obliged to pay it (Paying Party). However, the Facility Agent may assume that the amount has been, or will be, paid to it in accordance with this document. If the Facility Agent pays an amount to, or on behalf of, a Receiving Party, but determines later that it had not already received that amount from the Paying Party:

(a)	the Receiving Party must refund or reimburse that amount to the Facility Agent on demand; and

(b)	the Receiving Party or (at the option of the Facility Agent) the Paying Party, must indemnify the Facility Agent against, and must pay the Facility Agent (for its own account) on demand the amount of, all losses, liabilities, expenses and Taxes that the Facility Agent incurs because it paid that amount before it received it.

8.4	Effect of payment to Facility Agent

Subject to this document, a payment by the Borrower to the Facility Agent for the account of a Lender satisfies the Borrower’s obligation to that Lender except to the extent that:

(a)	that Lender is obliged to share the payment with another party in accordance with this document; or

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(b)	the Facility Agent or that Lender is obliged to refund the payment under any applicable law (whether relating to insolvency or otherwise).

8.5	Application of money

(a)	If any amount that the Facility Agent or the Security Trustee receives is not sufficient to satisfy all the outstanding obligations of the Borrower to the Security Trustee in that capacity, to the Facility Agent in that capacity and to the Lenders under the Transaction Documents, the amount is to be applied in the following order:

(i)	first in accordance with the Securities;

(ii)	then in payment to the Facility Agent, the Security Trustee and the Lenders of amounts due to them under clause 14;

(iii)	then in payment to the Lenders of interest due on the Principal Outstanding;

(iv)	then in payment to the Facility Agent and the Security Trustee of fees due to them for their own account;

(v)	then in payment to the Lenders of the Principal Outstanding; and

(vi)	then in payment to the Security Trustee, the Facility Agent and the Lenders of any other amounts due under the Transaction Documents,

in each case (if necessary) rateably in accordance with their entitlements.

(b)	If the Security Trustee is required to apply money in accordance with paragraph (a) towards payment of obligations that are future or contingent, or have accrued but are payable at a future time, it must withhold a corresponding proportion of that money until:

(i)	the obligation becomes actually due for performance; or

(ii)	in the case of future or contingent obligations, it is satisfied that the obligation will not become actually due for performance,

and at that time the Security Trustee must apply the relevant amount in accordance with paragraph (a).

8.6	Deductions and withholdings by Borrower

If at any time an applicable law obliges the Borrower to make a deduction or withholding in respect of Taxes from a payment under this document, the Borrower:

(a)	must notify the Facility Agent of the obligation promptly after the Borrower becomes aware of it;

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(b)	must ensure that the deduction or withholding does not exceed the minimum amount required by law;

(c)	must pay to the relevant Government Agency on time the full amount of the deduction or withholding and promptly deliver to the Facility Agent a copy of any receipt, certificate or other proof of payment; and

(d)	must indemnify the party entitled to the payment against the deduction or withholding by paying to the Facility Agent for the account of that party at the time that the payment is due, an additional amount that ensures that, after the deduction or withholding is made, the relevant party receives a net sum equal to the sum that it would have received if the deduction or withholding had not been made.

8.7	Deductions and withholdings by Facility Agent

If at any time an applicable law obliges the Facility Agent to make a deduction or withholding in respect of Taxes from a payment by it under this document to a party other than the Borrower:

(a)	the Facility Agent must notify the Borrower of the obligation promptly after the Facility Agent becomes aware of it;

(b)	the Facility Agent must ensure that the deduction or withholding does not exceed the minimum amount required by law;

(c)	the Facility Agent must pay to the relevant Government Agency on time the full amount of the deduction or withholding and promptly deliver to that party a copy of any receipt, certificate or other proof of payment; and

(d)	the Borrower must indemnify that party against the deduction or withholding by paying to the Facility Agent (for the account of that party), at the time that the payment is due, an additional amount that ensures that, after the deduction or withholding is made, the party receives a net sum equal to the sum that it would have received if the deduction or withholding had not been made.

8.8	Currency of payments

The Borrower must pay each amount required to be paid by it under this document in Euro.

8.9	Currency indemnity

If, for any reason (including as a result of a judgment or order), an amount payable by the Borrower under or in respect of this document (Relevant Amount) is received by another party in a currency (Payment Currency) that is not the currency in which the amount is expressed to be payable under this document (Required Currency) then the Borrower, as an independent obligation, must indemnify that party against, and must pay that party on demand the amount of, any shortfall between:

(a)	the amount of Required Currency which that party receives on converting the amount it received in the Payment Currency into an amount in the Required Currency in accordance with its usual practice; and

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(b)	the Relevant Amount in the Required Currency.

9.	COMMITMENT AND TOTAL COMMITMENT

9.1	Automatic reduction of Total Commitment

At the close of business on the last day of the Availability Period:

(a)	the Unused Commitment (if any) is cancelled;

(b)	the Total Commitment is reduced by the amount cancelled; and

(c)	each Commitment reduces by the same proportion.

9.2	Reduction of Total Commitment on Facility Reduction Dates

The Total Commitment reduces on each date set out below to the amount appearing beside that date, and each Commitment reduces by the same proportion:

Facility Reduction Date	Reduced Total Commitment EUR
30 June 2006	48,250,000
30 June 2007	44,500,000
30 June 2008	37,750,000
30 June 2009	27,500,000
31 December 2009	15,000,000
Termination Date	0

9.3	Termination of Commitments and Total Commitment on Termination Date

Each Commitment and the Total Commitment reduces to zero and is cancelled on the Termination Date.

10.	REPRESENTATIONS AND WARRANTIES

10.1	Representations and warranties

The Borrower represents and warrants that:

(a)	(status) it and each of its subsidiaries is a company limited by shares under the Corporations Act;

(b)	(power) it has full legal capacity and power to:

(i)	own its property and to carry on its business; and

24.

(ii)	enter into the Transaction Documents and to carry out the transactions that they contemplate;

(c)	(corporate authority) it has taken all corporate action that is necessary or desirable to authorise its entry into the Transaction Documents and its carrying out the transactions that they contemplate;

(d)	(Authorisations) it holds each Authorisation that is necessary or desirable to:

(i)	enable it to properly execute the Transaction Documents and to carry out the transactions that they contemplate;

(ii)	ensure that each Transaction Document is legal, valid, binding and admissible in evidence; or

(iii)	enable it to properly carry on its business,

and it is complying with any conditions to which any of these Authorisations is subject;

(e)	(documents effective) each Transaction Document constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms (except to the extent limited by equitable principles and laws affecting creditors’ rights generally) subject to any necessary stamping or registration;

(f)	(ranking) its payment obligations under each Transaction Document rank at least equally with all its other unsecured and unsubordinated payment obligations (whether present or future, actual or contingent), other than obligations that are mandatorily preferred by law;

(g)	(no contravention) neither its execution of the Transaction Documents nor the carrying out by it of the transactions that they contemplate, does or will:

(i)	contravene any law to which it or any of its property is subject or any order of any Government Agency that is binding on it or any of its property;

(ii)	contravene any Authorisation;

(iii)	contravene any undertaking or instrument binding on it or any of its property;

(iv)	contravene its constitution; or

(v)	require it to make any payment or delivery in respect of any Financial Indebtedness before it would otherwise be obliged to do so;

(h)	(no litigation) no litigation, arbitration, mediation, conciliation or administrative proceedings are taking place, pending, or to the knowledge of any of its officers after due inquiry, threatened which, if adversely decided, could have a Material Adverse Effect on it or any of its subsidiaries;

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(i)	(Accounts):

(i)	the Accounts and any other financial statements and reports that it has given to the Facility Agent have been prepared in accordance with the laws of Australia and (unless inconsistent with those laws) Accounting Principles;

(ii)	the Accounts that it has given to the Facility Agent give a true and fair view of the financial condition of it and its subsidiaries as at the date to which they are made up and of the results of operations of it and its subsidiaries for the period that they cover; and

(iii)	there has been no change since the date of the most recent Accounts that it has given to the Facility Agent that could have a Material Adverse Effect on it;

(j)	(other information):

(i)	the other information and reports (if any) that it has given to the Facility Agent in connection with any Transaction Document are true and accurate in all material respects and not misleading in any material respect (including by omission); and

(ii)	any forecasts and opinions in them are fair and reasonable (and were made or formed after due inquiry and consideration by appropriate officers of the Borrower),

as at the date of this document or, if given later, when given;

(k)	(disclosure of relevant information) it has disclosed to the Facility Agent all the information that is material to an assessment by it of the risks that it assumes by entering into any Transaction Document;

(l)	(no filings or Taxes) it is not necessary or desirable, to ensure that any Transaction Document is legal, valid, binding or admissible in evidence, that any Transaction Document or any other document be filed or registered with any Government Agency, or that any Taxes be paid;

(m)	(no default) no Event of Default or Potential Event of Default has occurred and is continuing, and it is not in breach of any other document or agreement in a manner that could have a Material Adverse Effect on it or any of its subsidiaries;

(n)	(no Encumbrance) none of its property, and no property of any other Relevant Entity or any Relevant Entity’s subsidiaries, is subject to an Encumbrance other than a Permitted Encumbrance;

(o)	(no Controller) no Controller is currently appointed in relation to any of its property, or any property of any of its subsidiaries;

(p)	(no trust) it is not entering into any Transaction Document as trustee of any trust or settlement;

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(q)	(vendor warranties) to the best of the knowledge, information and belief of the Borrower each of the warranties made by a Vendor in the Project Documents is true and correct at the time it is made or repeated;

(r)	(Project Documents) the certified copies of each of the Project Documents delivered to the Facility Agent for the purposes of clause 3.1 are true, complete and up-to-date copies of the documents they purport to be and constitute the entire agreement to which the relevant Obligor is a party in relation to the subject matter of those documents;

(s)	(corporate benefit) its entry into the Transaction Documents is in its best interests and for its benefit;

(t)	(Corporations Act) by entering into and performing its obligations under the Transaction Documents, neither it nor any Guarantor will be in breach or contravention of the Corporations Act, including Part 2J or Chapter 2E of the Corporations Act; and

(u)	(Group) ResMed Property Trust is the only subsidiary of the Borrower.

10.2	Repetition of representations and warranties

The representations and warranties in this clause are taken to be repeated on the Drawdown Date and on each Interest Payment Date on the basis of the facts and circumstances as at that date.

10.3	Reliance on representations and warranties

The Borrower acknowledges that the other parties have executed this document and agreed to take part in the transactions that it contemplates in reliance on the representations and warranties that are made or repeated in this clause.

10.4	No representations to the Borrower

The Borrower acknowledges that it has not relied and will not rely on any representation, statement or promise made by or on behalf of any other party in deciding to enter into this document or to exercise any right or perform any obligation under it.

11.	UNDERTAKINGS

11.1	General undertakings

The Borrower must:

(a)	(maintain status) maintain, and ensure that each of its subsidiaries maintains, its status as a company limited by shares under the Corporations Act;

(b)

(comply with law) comply with, and ensure that each of its subsidiaries complies with, all applicable law including by paying when due all Taxes for which it or any of its property is assessed or liable (except to the extent that these are being

27.

diligently contested in good faith and by appropriate proceedings and it or the relevant subsidiary has made adequate reserves for them);

(c)	(keep books) keep, and ensure that each of its subsidiaries keeps, proper books (as defined in the Corporations Act) recording its activities and those of each of its subsidiaries (including financial records in accordance with the Corporations Act), and permit the Facility Agent or its representatives on request to examine and take copies of them;

(d)	(hold Authorisations) obtain and maintain each Authorisation that is necessary or desirable to:

(i)	execute the Transaction Documents and to carry out the transactions that they contemplate;

(ii)	ensure that each Transaction Document is legal, valid, binding and admissible in evidence; or

(iii)	enable it to properly carry on its business,

and must comply with any conditions to which any of these Authorisations is subject;

(e)	(no administrator) not appoint, and ensure that none of its subsidiaries appoints, an administrator without notice to the Facility Agent;

(f)	(permitted use of funds) apply the Advance solely for the purposes specified in clause 2.4;

(g)	(patents) maintain and keep registered under all applicable laws all patents, trademarks and licenses registered in the name of the Borrower where not to do so would have a Material Adverse Effect;

(h)	(subsidiaries) ensure that it, each other Relevant Entity and each Relevant Entity’s subsidiaries do not acquire or incorporate any subsidiary after the date of this document without the prior written consent of the Facility Agent, unless the Borrower complies with clause 11.5; and

(i)	(ResMed Loan Agreement) not terminate, rescind or agree to any variation of the ResMed Loan Agreement, assign any of its right, title or interest in the ResMed Loan Agreement, release any person from any of its obligations under the ResMed Loan Agreement or otherwise waive any of the Borrower’s rights under the ResMed Loan Agreement except for any variation, assignment, release, waiver or termination granted by the Borrower with the consent of the Facility Agent.

11.2	Reports and information

The Borrower must give the Facility Agent:

(a)	(annual Accounts) as soon as possible (and in any event within 120 days) after the end of each of its financial years, a set of audited consolidated Accounts for the

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Group for that financial year, prepared in accordance with the laws of Australia and (except where inconsistent with those laws) Accounting Principles;

(b)	(management accounts) as soon as possible (and in any event within 45 days) after the end of each Quarter, a set of unaudited management accounts of the Group for that Quarter in a form satisfactory to the Facility Agent certified as giving a true and fair view of the financial condition of the Group;

(c)	(compliance certificate) within 21 days after each Quarter Date, a certificate in a form satisfactory to the Facility Agent signed by any 2 directors of the Borrower setting out:

(i)	the calculation of the Tangible Net Worth for the purposes of clause 11.6(c) as at that Quarter Date; and

(ii)	if that Quarter Date is also a Semi-Annual Date, the calculation of the Debt Service Cover Ratio and the Gearing Ratio for the purposes of clause 11.6(a) and clause 11.6(b) as at that Semi-Annual Date,

(d)	(copy of reports) a copy of each document that it gives to its shareholders or to any stock exchange, at the same time as it gives it to them or it;

(e)	(notice of default) as soon as it becomes aware that an Event of Default or Potential Event of Default has occurred, full details of that Event of Default or Potential Event of Default;

(f)	(notice of litigation) full details of any litigation, arbitration, mediation, conciliation or administrative proceedings which, if adversely decided, could have a Material Adverse Effect on it or any of its subsidiaries, as soon as the proceedings are commenced or threatened; and

(g)	(other information) promptly on request (and in any event within 5 Business Days) any other information relating to the financial condition, business, property and affairs of itself, any Guarantor or any of its related bodies corporate that the Facility Agent reasonably requests.

11.3	Financial undertakings

The Borrower must:

(a)	(negative pledge) not create or permit to exist, and ensure that each other Relevant Entity and each Relevant Entity’s subsidiaries do not create or permit to exist, any Encumbrance over any of its property, other than a Permitted Encumbrance;

(b)

(no Financial Indebtedness) not incur Financial Indebtedness in an aggregate amount for the Group exceeding Euro20,000,000 (or its equivalent) (including without limitation, rent and amounts in the nature of rent payable under any operating lease) from any entity that is not a Relevant Entity, and must ensure that each other Relevant Entity and each Relevant Entity’s subsidiaries do not incur Financial Indebtedness (including without limitation, rent and amounts in the nature

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of rent payable under any operating lease) exceeding that amount to any entity that is not a Relevant Entity, without the prior written consent of the Facility Agent, other than under an Intercompany Loan provided that the principal amount of any Financial Indebtedness under an Intercompany Loan at any time does not exceed the principal amount of that Financial Indebtedness as at the date of this document;

(c)	(provision of financial accommodation) not provide any financial accommodation (excluding trade receivables incurred in the ordinary course of its ordinary business and normal corporate recharges) or give any Guarantee to, or on behalf of, any person that is not a Relevant Entity, and must procure that each other Relevant Entity and each Relevant Entity’s subsidiaries do not provide any financial accommodation (excluding trade receivables incurred in the ordinary course of its ordinary business and normal corporate recharges) or give any Guarantee to, or on behalf of, any person that is not a Relevant Entity, in each case in an aggregate amount for the Group exceeding Euro 15,000,000 (or its equivalent), without the Facility Agent’s prior written consent;

(d)	(real property leases) ensure that the aggregate amount of rent and amounts in the nature of rent payable by the Borrower as tenant under any lease of real property in any Twelve-Month Period does not exceed Euro20,000,000 (or its equivalent);

(e)	(dividends and distributions) not declare or pay any dividend, repay any loans from shareholders or make any payment or other distribution to any shareholders in an aggregate amount exceeding:

(i)	100% of Net Profit After Tax in respect of the financial year ending 30 June 2005 to be paid in the period commencing on 1 July 2005 and ending on 30 June 2006; or

(ii)	50% of Net Profit After Tax for any subsequent financial year;

(f)	(no disposal of property) not dispose of, declare a trust over or otherwise create an interest in, and must ensure that each other Relevant Entity and each Relevant Entity’s subsidiaries do not dispose of, declare a trust over or otherwise creates an interest in any of its property which has an aggregate value exceeding Euro20,000,000 (or its equivalent) in any Twelve Month Period except:

(i)	as permitted by paragraph (a); or

(ii)	with the consent of the Facility Agent;

(g)	(subsidiaries) ensure that none of its subsidiaries (including where it acts as a trustee) acquires any assets, including without limitation, any real property without the consent of the Facility Agent;

(h)	(insurance) keep, and must ensure that it, each other Relevant Entity and each Relevant Entity’s subsidiaries keeps, its property and business insured:

(i)	against the risks and in the amounts that are prudent or usual for a person conducting a business similar to that Relevant Entity or Relevant Entity’s subsidiary, with sound and reputable insurers; or

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(ii)	as the Facility Agent reasonably requires,

and must provide the Facility Agent on request with details of the insurance, evidence that it is in full effect and evidence that all premiums have been paid;

(i)	(financial year) not change its financial year; and

(j)	(no restructuring) procure that the Target Company and each of its subsidiaries do not merge, consolidate or amalgamate with any other entity without the prior written consent of the Facility Agent such consent not to be unreasonably withheld.

11.4	Change to Accounting Principles

If any Accounts, or other financial statements delivered to the Facility Agent under this document are not prepared in accordance with the Accounting Principles in effect at the date of this document due to a change in the Accounting Principles occurring after the date of this document which results in the Accounts or financial statements being prepared on a different basis to Accounts prepared as at the date of this document then:

(a)	unless so indicated by the notes to the relevant Accounts or financial statements, the Borrower must notify the Facility Agent in writing of that matter when delivering the relevant Accounts or financial statements to the Facility Agent; and

(b)	the Borrower must, if the change in the Accounting Principles affects in any way the computation of any Financial Ratio, with those Accounts or financial statements delivered under this document, deliver to the Facility Agent:

(i)	details of all such adjustments as need to be made to the Accounts or financial statements to bring them into line with the Accounting Principle applied as at the date of this document; and

(ii)	a separate set of Accounts or financial statements prepared in accordance with the Accounting Principles in effect at the date of this document.

11.5	Permitted subsidiaries

Unless the Facility Agent otherwise consents in writing, the Borrower must ensure that any subsidiary acquired or created by it, any other Relevant Entity or any Relevant Entity’s subsidiaries after the date of this document in accordance with clause 11.1(h) executes and delivers to the Facility Agent within 5 Business Days (or such later period necessary in order to comply with any law) of its acquisition or creation a guarantee and indemnity guaranteeing all obligations of the Borrower under the Transaction Documents, which must be in form and substance satisfactory to the Facility Agent. If requested by the Facility Agent, the Borrower must provide a legal opinion as to the enforceability and validity of the guarantee and indemnity and the status of the subsidiary addressed to the Facility Agent

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in relation to the new subsidiary, which must be in form and substance satisfactory to the Facility Agent.

11.6	Financial Ratios

The Borrower must ensure that:

(a)	for each Twelve-Month Period ending on a Semi-Annual Date, the Debt Service Cover Ratio is greater than 5.00:1;

(b)	for each Twelve-Month Period ending on a Semi-Annual Date, the Gearing Ratio is less than 1.75:1; and

(c)	at each Quarter Date, the Tangible Net Worth is at least A$220,000,000.

11.7	Covenant Review Event

(a)	A Covenant Review Event occurs if for any Twelve-Month Period ending on a Semi-Annual Date, the Debt Service Cover Ratio is equal to or less than 8.50:1 but greater than 5.00:1.

(b)	Following a Covenant Review Event, the Facility Agent may review the Facility, to determine whether to:

(i)	change the terms and conditions set out in this agreement; or

(ii)	terminate the Facility.

If the Facility Agent (acting on the instructions of the Lenders), in its absolute discretion, decides to do either of the matters referred to in subparagraphs (i) or (ii), it shall notify the Borrower within 20 Business Days of such decision.

(c)	Without limiting the Lenders’ rights under this document, for the purposes of any review by the Facility Agent under this clause, the Borrower shall promptly provide, or shall procure the provision of, all information reasonably required by the Facility Agent.

(d)	Unless otherwise agreed in writing:

(i)	if the Lenders decides to change the terms and conditions set out in this document pursuant to subparagraph (b)(i), the change takes effect from the earlier of:

(A)	the day the change is consented to by the Borrower; or

(B)	the expiry of 20 Business Days after the Borrower is notified in accordance with paragraph (b); and

(ii)

if the Borrower notifies the Facility Agent prior to the expiry of the 20 Business Days referred to in subparagraph (i)(B) that the Borrower does not consent to the change, then the Principal Outstanding, any accrued but

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unpaid interest and fees and any other amounts outstanding under this document and each other Transaction Document will be due and payable on the date following 40 Business Days after the Borrower is notified in accordance with paragraph (b) and the Commitment automatically reduces to zero and is cancelled on the date the Borrower is notified in accordance with paragraph (b).

(e)	If the Facility Agent (acting on the instructions of all the Lenders) decides to terminate the Facility pursuant to subparagraph (b)(ii), then the Principal Outstanding, any accrued but unpaid interest and fees and any other amounts outstanding under this document and each other Transaction Document will be due and payable on the date following 40 Business Days after the Borrower is notified in accordance with paragraph (b) and the Commitment automatically reduces to zero and is cancelled on the date the Borrower is notified in accordance with paragraph (b).

12.	DEFAULT

12.1	Events of Default

Each of these events or circumstances is an Event of Default:

(a)	(non-payment) if an Obligor fails to pay any amount that is due and payable by it under any Transaction Document within 2 Business Days of when it is due;

(b)	(other obligations) if an Obligor fails to comply with any of its obligations under any Transaction Document (other than a failure referred to elsewhere in this clause) and:

(i)	the Facility Agent considers that the failure cannot be remedied; or

(ii)	the Facility Agent considers that the failure can be remedied, and the failure is not remedied within 20 Business Days after the Obligor becomes aware of the failure;

(c)	(misrepresentation) if any representation, warranty or statement made by, or repeated by, an Obligor, in or in connection with any Transaction Document is untrue or misleading (whether by omission or otherwise) in any material respect when so made or repeated;

(d)	(Insolvency Event) if an Insolvency Event occurs in respect a Relevant Entity or any of its subsidiaries;

(e)	(maintenance of capital) if a Relevant Entity or any of its subsidiaries passes a resolution:

(i)	to permit the giving of financial assistance, whether directly or indirectly, for the purpose of, or in connection with, an acquisition or proposed acquisition by a person of shares or of any right or interest in shares in it or in any holding company of it;

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(ii)	for the reduction of its share capital (including the purchase of its shares but excluding a redemption of redeemable shares); or

(iii)	to limit its ability to make calls on its uncalled share capital,

without the consent of the Facility Agent;

(f)	(Material Adverse Effect) if an event or a change occurs which could, or could in the opinion of the Facility Agent, have a Material Adverse Effect on a Relevant Entity or any of its subsidiaries;

(g)	(cross-default) if:

(i)	any Financial Indebtedness in an amount exceeding Euro5,000,000 (or its equivalent) of a Relevant Entity or any of its subsidiaries becomes due for payment, or becomes capable of being declared due for payment, (other than at the option of that person or the relevant subsidiary) before the stated maturity of that Financial Indebtedness;

(ii)	an agreement by any person with a Relevant Entity or any of its subsidiaries to provide or underwrite financial accommodation in an amount exceeding Euro5,000,000 (or its equivalent) or to acquire or assume any risk in respect of Financial Indebtedness in an amount exceeding Euro5,000,000 (or its equivalent), is prematurely terminated; or

(iii)	any money or commodity owing or deliverable by a Relevant Entity or any of its subsidiaries in respect of any Financial Indebtedness in an amount exceeding Euro5,000,000 (or its equivalent) is not paid or delivered when due for payment or delivery (having regard to any applicable grace period);

(h)	(Encumbrance) if a Relevant Entity or any of its subsidiaries creates or permits to exist any Encumbrance over any of its property, other than a Permitted Encumbrance;

(i)	(compulsory acquisition) if all or a material part of the property of a Relevant Entity or any of its subsidiaries is compulsorily acquired by any Government Agency or that Relevant Entity or any of its subsidiaries sells or divests itself of all or a material part of its property because it is required to do so by a binding order from a Government Agency, and that Relevant Entity or the relevant subsidiary does not receive compensation for the acquisition, sale or disposal which is acceptable to the Facility Agent;

(j)	(inability to perform) if an Obligor ceases for any reason to be able lawfully to carry out all the transactions which any Transaction Document contemplates may be carried out by it;

(k)	(provisions void) if all or any material provision of any Transaction Document is or becomes void, voidable, illegal or unenforceable or of limited force (other than because of equitable principles or laws affecting creditors’ rights generally), or an Obligor claims this to be the case;

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(l)	(special investigations) if any matter relating to a Relevant Entity or any of its subsidiaries becomes subject to an investigation under any law relating to companies which could have a Material Adverse Effect;

(m)	(change of control) if, in the Facility Agent’s opinion, ResMed Inc, a US corporation, ceases to control:

(i)	the composition of the board of directors or other governing body of a Relevant Entity;

(ii)	100% of the voting rights attaching to the capital of a Relevant Entity; or

(iii)	100% of the issued capital of a Relevant Entity (excluding any part of that capital that carries no right to participate beyond a specified amount in the distribution of either profit or capital), including, without limitation, by reason of the acquisition by any means by any person of a relevant interest (as defined in the Corporations Act) in shares of the Relevant Entity that is sufficient to cause ResMed Inc to cease to exercise the control referred to in paragraph (i), (ii) or (iii);

(n)	(Financial Ratio) any Financial Ratio is breached;

(o)	(Security) if any Security becomes enforceable;

(p)	(acquisition) if the acquisition contemplated by the Project Documents is set aside or avoided by a court for any reason or is otherwise declared void or illegal; and

(q)	(cessation of business) the Borrower or any Relevant Entity ceases to carry on business or substantially or materially changes the nature of its business.

12.2	Consequences

If an Event of Default has occurred and has not been remedied, the Facility Agent may notify the Borrower that:

(a)	the Lenders’ obligation to provide the Facility is terminated, in which case their obligation to do so terminates immediately;

(b)	the Commitment of each Lender is cancelled, in which case their Commitments will be cancelled immediately;

(c)	the Principal Outstanding, any accrued but unpaid interest and all other amounts outstanding under each Transaction Document are due and payable, in which case those amounts are immediately due and payable; and

(d)	the Principal Outstanding, any accrued but unpaid interest and all other amounts outstanding under each Transaction Document are due and payable on demand, in which case those amounts will be due and payable on demand made at any time.

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13.	INCREASED COSTS AND CHANGE OF LAW

13.1	Increased costs

If:

(a)	a Regulatory Change or a proposed Regulatory Change:

(i)	subjects or will subject a Lender or any related body corporate of that Lender to any Tax relating to any Transaction Document;

(ii)	changes or will change the basis of taxation of any payment due or to become due to a Lender relating to any Transaction Document;

(iii)	imposes, modifies or deems applicable (or will do so) any capital, liquidity, reserve or prudential requirement or requires the making of any special deposit against or in relation to any assets or liabilities (actual or contingent) of, deposits with or for the account of, or loans by, a Lender or any related body corporate of that Lender; or

(iv)	imposes or will impose on a Lender or any related body corporate of that Lender any other condition affecting any Transaction Document; and

(b)	the result is (directly or indirectly) to:

(i)	increase the cost to that Lender, or any related body corporate of that Lender, of the participation by that Lender in the Facility, or the performance by that Lender of its obligations under any Transaction Document;

(ii)	reduce:

(A)	the effective rate of return (on capital, property, deposits or otherwise) under any Transaction Document; or

(B)	the amount of any payment received by or for the account of that Lender under any Transaction Document; or

(iii)	require that Lender or any related body corporate of that Lender to make a payment or to forgo or suffer a reduction in return on or calculated by reference to any amount payable to that Lender under any Transaction Document, then that Lender must promptly give details to the Facility Agent by notice, and immediately after receiving that notice the Facility Agent must give a copy of it to the Borrower. After receiving notice from the Facility Agent stating the nature of the relevant Regulatory Change, the Borrower must indemnify that Lender in relation to, and must pay to the Facility Agent (for the account of that Lender) on demand the amount of, each amount that the Lender claims is necessary to compensate that Lender, or any related body corporate of that Lender, for the

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additional cost, reduction or payment, calculated from the day on which it was first incurred by that Lender or the related body corporate of that Lender.

13.2	Indirect cost, reduction or payment

A Lender may claim compensation under clause 13.1 for:

(a)	any additional cost, reduction or payment that is directly attributable to any Transaction Document; and

(b)	the proportion of any additional cost, reduction or payment that the Lender decides is fairly attributable to any Transaction Document.

13.3	Prepayment after increased cost

If the Facility Agent has given a notice under clause 13.1 and that notice has not been withdrawn, the Borrower, by notice to the Facility Agent:

(a)	may terminate the relevant Lender’s obligation to provide its Commitment; and

(b)	may elect to prepay the amount of that Lender’s participation in the Principal Outstanding, together with any accrued but unpaid interest and any other amounts (including amounts payable under clause 14(d)) outstanding under each Transaction Document that relate to that Lender, on the first Interest Payment Date that falls at least 30 days after the later of:

(i)	the date that the Facility Agent receives that notice; or

(ii)	the date on which the Regulatory Change takes effect.

The Borrower’s notice is effective when received by the Facility Agent and, once effective, is irrevocable.

13.4	Notice of change of law

If, in the opinion of a Lender:

(a)	a law or a directive or request (whether or not having the force of law) of any Government Agency not in effect at the date of this document;

(b)	an amendment after the date of this document to, or a change after the date of this document in the interpretation or application of, a law or a directive or request (whether or not having the force of law) of a Government Agency; or

(c)	any proposal to implement any of the actions specified in clause 13.4(a) or (b),

makes or will make it illegal in any jurisdiction, or otherwise impractical, for that Lender to participate in the Facility, that Lender may give notice (a Change of Law Notice) to the Facility Agent that it considers that this has happened or that it will happen. Immediately after receiving that notice the Facility Agent must give a copy of it to the Borrower.

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13.5	Termination and prepayment after change of law

If a Lender gives a Change of Law Notice:

(a)	its obligation to provide its Commitment terminates on the date on which the relevant action takes effect (the Illegal Date); and

(b)	the Borrower must prepay the amount of that Lenders participation in the Principal Outstanding, together with any accrued but unpaid interest and any other amounts (including amounts payable under clause 14(d)) outstanding under each Transaction Document that relate to that Lender:

(i)	if that Lender considers that the current or any subsequent Interest Period will end before it becomes illegal or impractical for that Lender to participate in the Facility - on the Interest Payment Date at the end of the relevant Interest Period; or

(ii)	if paragraph (b)(i) does not apply to that Lender’s Commitment or its participation in the Principal Outstanding on the Illegal Date.

14.	INDEMNITY

The Borrower must indemnify each other party against, and must pay on demand the amount of, all losses, liabilities, expenses and Taxes incurred in connection with:

(a)	any Event of Default or Potential Event of Default;

(b)	the administration, and any actual or attempted preservation or enforcement, of any rights under any Transaction Document;

(c)	the Lenders not providing the Advance to the Borrower because a condition precedent in clause 3.1 or 3.2 was not satisfied and was not dealt with in accordance with clause 3.3;

(d)	the Principal Outstanding being repaid or becoming due for repayment other than on an Interest Payment Date or any other amount required to be paid under any Transaction Document not being paid on its due date, including losses, liabilities, expenses and Taxes incurred because of:

(i)	the cancellation, termination or alteration of any swap or other arrangement made by a Lender to fund the Advance or other payment; or

(ii)	any liquidation or re-employment of deposits or other funds acquired by a Lender to fund the Advance or other payment.

Without limiting this, the Borrower must also reimburse each Lender on demand for any amount that the Lender is obliged to pay to the Facility Agent under clause 15.

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15.	FACILITY AGENT AND SECURITY TRUSTEE

15.1	Appointment of Facility Agent and Security Trustee

(a)	Each Lender irrevocably appoints the Facility Agent to act as its agent for each Transaction Document under which the Facility Agent is expressed to act as agent of the Lenders. The Facility Agent accepts this appointment. The Facility Agent will be agent for the Lenders except as described in paragraph (c).

(b)	Where the Facility Agent provides services in connection with the administration of the Facility, that is when it calculates rates and amounts, keeps records, receives and distributes payments and information received under clause 11.2, and receives and deals with Drawdown Notices and notices to vary Interest Periods, it does not provide those services as agent for the Lenders, but the remainder of this clause 15 still applies.

(c)	Each Finance Party irrevocably appoints the Security Trustee to hold the Securities as bare trustee under the Security Trust Deed. The Security Trustee accepts this appointment.

(d)	Each of the Facility Agent and the Security Trustee is authorised to:

(i)	perform the duties expressly imposed on it by any Transaction Document; and

(ii)	exercise the rights expressly given to it by any Transaction Document or by any instructions from a Majority of Lenders or (where so specified) all the Lenders, and any other rights that are reasonably incidental to any of them.

Subject to the other provisions of this clause, this authorisation may not be varied or withdrawn.

(e)	The Facility Agent’s duties under the Transaction Documents are solely mechanical and administrative in nature. The Facility Agent has no obligations in its capacity as agent for the Lenders other than those expressly imposed on it by any Transaction Document.

(f)	The Security Trustee has no obligations in its capacity as trustee for the Finance Parties other than those expressly imposed on it by any Transaction Document.

(g)	The Security Trustee has the rights, and is entitled to the indemnities and protections, given to trustees by applicable law, except to the extent that any Transaction Document expressly provides otherwise.

15.2	Nature of relationships

(a)	The Facility Agent is not a fiduciary for any Lender or other Finance Party in connection with any Transaction Document except as expressly provided in any Transaction Document. The Facility Agent is not an agent of or fiduciary for the Borrower.

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(b)	The Security Trustee is not an agent of or fiduciary for the Borrower.

15.3	Instructions from Majority of Lenders

(a)	Subject to the other provisions of this clause, the Facility Agent and the Security Trustee:

(i)	are not obliged to consult with any Lender before exercising a right (including giving a consent or approval or forming an opinion) under any Transaction Document except where this document provides otherwise;

(ii)	must act in accordance with any instructions of a Majority of Lenders or, where a provision requires that the Facility Agent act on the instructions of all the Lenders, on the instructions of all the Lenders; and

(iii)	must refrain from exercising a right vested in it in its capacity as agent (in the case of the Facility Agent) or trustee (in the case of the Security Trustee) under any Transaction Document if so instructed by a Majority of Lenders, except in relation to amounts due to it in its own right. Any instructions by a Majority of Lenders are binding on all Lenders except where this document provides that instructions must be provided by all the Lenders.

(b)	Both the Facility Agent and the Security Trustee may refrain from exercising any right vested in it under any Transaction Document until it has received instructions from a Majority of Lenders (or, where required, all the Lenders) as to whether it is to be exercised and, if applicable, the way that it is to be exercised.

(c)	Subject to this document, where the Facility Agent or the Security Trustee has requested instructions from a Majority of Lenders (or, where required, all the Lenders), but has not received instructions promptly, the Facility Agent or the Security Trustee may (but is not obliged to) act as it considers to be in the best interests of all the Lenders. Any action taken by the Facility Agent or that Security Trustee under this paragraph binds all the Lenders. The Facility Agent and the Security Trustee must give a Lender on reasonable request details of any action taken under this paragraph.

15.4	Security Trustee’s general undertakings

The Security Trustee undertakes to the Lenders that it will:

(a)	act honestly and in good faith in the performance of its functions as Security Trustee, and show the degree of care and diligence required of a trustee having regard to the extent of its rights and obligations under each Transaction Document;

(b)	act continuously as Security Trustee until either the Security Trust is terminated, or it retires or is removed in accordance with this clause;

(c)	hold, and account for, the Security Trust Fund separate from any other property owned or administered by it; and

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(d)	not sell or otherwise dispose or part with possession of, or give any Encumbrance (other than a Permitted Encumbrance) over, any part of the Security Trust Fund, except to the extent contemplated by any Transaction Document.

15.5	Information to Lenders and Facility Agent

(a)	The Facility Agent must:

(i)	promptly give a Lender on request a copy of each document that it receives under clause 3, at the expense of that Lender; and

(ii)	promptly send to the addressee any communication or document that it receives on behalf of the addressee.

(b)	The Security Trustee must promptly give the Facility Agent a copy of each document that it receives under the Security Trust Deed or any Security.

(c)	Unless a Transaction Document specifically provides otherwise, neither the Facility Agent nor the Security Trustee is required to determine the accuracy or completeness of any document or copy that it receives, or that it gives to another party.

15.6	Events of Default

(a)	The Facility Agent and the Security Trustee are not under any obligation to monitor or enquire whether any party is in breach of its obligations under any Transaction Document.

(b)	The Facility Agent is not taken to have knowledge that an Event of Default or a Potential Event of Default has occurred unless:

(i)	the Facility Agent is aware that a payment due from the Borrower, and required by this document to be paid to the Facility Agent, has not been made; or

(ii)	a Lender or the Borrower informs the Facility Agent that an Event of Default or a Potential Event of Default has occurred and gives it details of that event.

(c)	The Facility Agent must notify each Lender promptly if it is taken to have knowledge that an Event of Default or a Potential Event of Default has occurred.

(d)	The Security Trustee is not taken to have knowledge that an Event of Default or a Potential Event of Default has occurred unless a Lender, the Facility Agent or the Borrower informs the Security Trustee that an Event of Default or a Potential Event of Default has occurred and gives it details of that event.

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15.7	Performance of obligations of Facility Agent and Security Trustee

Both the Facility Agent and the Security Trustee may:

(a)	perform any of its obligations under any Transaction Document by or through its officers, employees or agents, and is not responsible for any default, negligence or misconduct of any agents selected by it with reasonable care;

(b)	obtain and pay for expert advice and services it thinks appropriate;

(c)	refrain from doing anything that would, or in its reasonable opinion might, contravene any applicable law or a directive or request (whether or not having the force of law) of a Government Agency or constitute a breach of trust or of any proper practice relating to secrecy or confidentiality;

(d)	do anything that, in its reasonable opinion, is necessary to comply with any applicable law or a directive or request (whether or not having the force of law) of a Government Agency; and

(e)	refrain from exercising any right under a Transaction Document until it has been indemnified or secured to its reasonable satisfaction against all losses, liabilities, expenses (including legal expenses on a full indemnity basis and expenses incurred in engaging consultants) and Taxes (other than Excluded Taxes) that it would or might incur as a result of doing so.

15.8	Facility Agent and Security Trustee may rely on certain matters

Both the Facility Agent and the Security Trustee may rely:

(a)	on any communication or document reasonably believed by it to be genuine, correct and properly signed;

(b)	as to matters of fact that might reasonably be expected to be within the knowledge of the Borrower, on a certificate signed by an Authorised Representative of the Borrower; and

(c)	on any advice or statement of any expert, attorney or agent selected by it.

15.9	Facility Agent and Security Trustee may assume certain matters

(a)	The Facility Agent may assume that any representation or statement made by a person in a Transaction Document remains true unless a Lender or the Borrower notifies it to the contrary.

(b)	The Security Trustee may assume that any representation or statement made by any person in a Transaction Document remains true unless a Lender, the Facility Agent or the Borrower notifies it to the contrary.

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15.10	Offices of Lenders

The Facility Agent may assume that the Lending Office of each Lender is that specified in schedule 1 or in a valid notice of assignment or Substitution Certificate, unless it receives a notice specifying another Lending Office that complies with this document.

15.11	Identity of Lenders

The Facility Agent may assume that each Lender is the beneficial owner of its rights, and is bound by its Commitment, under each Transaction Document, except to the extent that it receives a valid notice of assignment or Substitution Certificate from that Lender.

15.12	Facility Agent and Security Trustee not responsible for monitoring

(a)	Each Lender confirms that it:

(i)	has made its own appraisal and investigation of the business, financial condition, status and affairs of the Borrower, each Oligor and each of its subsidiaries;

(ii)	is solely responsible for continuing that appraisal and investigation after the date of this document;

(iii)	has entered into this document without any inducement from the Facility Agent or the Security Trustee; and

(iv)	has made its own appraisal of its financial return under each Transaction Document.

(b)	Each Lender confirms that it has not relied, and will not rely, on the Facility Agent or the Security Trustee at any time to:

(i)	give it any information concerning the business, financial condition, status or affairs of the Borrower, each Relevant Entity and each of its subsidiaries;

(ii)	investigate the adequacy, accuracy or completeness of any information given by the Borrower in connection with any Transaction Document (whether or not the information is given to that Lender by the Facility Agent or the Security Trustee); or

(iii)	assess or keep under review the business, financial condition, status or affairs of the Borrower, each Relevant Entity and each of its subsidiaries.

15.13	Disclosure of information concerning Borrower

Subject to any applicable law, each of the Facility Agent and the Security Trustee may disclose to the Lenders any information relating to the business, financial condition, status or affairs of the Borrower and its subsidiaries that comes into its possession, but is not obliged to do so except to the extent that a Transaction Document expressly requires it to.

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15.14	Borrower not concerned with authority of Facility Agent and Security Trustee

The Borrower is not entitled to enquire whether any action by the Facility Agent or the Security Trustee has in fact been authorised by the Lenders and, as between the Borrower and the Lenders, any action taken by the Facility Agent or the Security Trustee concerning any Transaction Document is taken to be authorised by them.

15.15	Receipts and business activities of Facility Agent and Security Trustee

Both the Facility Agent and the Security Trustee may:

(a)	retain for its own benefit any amount received by it for its own account; and

(b)	accept deposits from, lend money or provide services to, and generally conduct any banking or other business with, any party to any Transaction Document and any person connected with any party to any Transaction Document without having to account to the Lenders or any other person.

15.16	Facility Agent or Security Trustee as Lender

If the Facility Agent or the Security Trustee is also a Lender, it has the same rights concerning its Commitment and Share of the Principal Outstanding or any Advance as any other Lender, and may exercise those rights as if it were not acting as the Facility Agent or the Security Trustee.

15.17	Protection of Facility Agent and Security Trustee

Neither the Facility Agent nor the Security Trustee nor any of their officers, employees, agents or related bodies corporate is responsible to any Lender for:

(a)	any recital, statement, representation or warranty contained in any Transaction Document, in any information memorandum or in any document or agreement referred to or provided for in, or received by it under, any Transaction Document;

(b)	the execution, validity, effectiveness or sufficiency of any Transaction Document or any document or agreement referred to or provided for in, or received by it under, any Transaction Document;

(c)	any failure by the Borrower or any other person to perform its obligations under any Transaction Document; or

(d)	any action taken or not taken by it or them under any Transaction Document:

(i)	in accordance with any instructions from a Majority of Lenders (or, where required, all the Lenders);

(ii)	in any other case, except to the extent of its wilful misconduct or gross negligence or (in the case of the Facility Agent or the Security Trustee itself) any wilful misconduct or gross negligence of any of its officers, employees, agents or related body corporate; or

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(iii)	in the case of the Security Trustee, its breach of trust, where it fails to show the degree of care and diligence required of it as trustee having regard to its rights and obligations under any Transaction Document.

15.18	Facility Agent and Security Trustee indemnified by Lenders

(a)	Each Lender must severally indemnify each of the Facility Agent and the Security Trustee for its own account against, and must pay it on demand the amount of, its proportion (which equals the proportion that its Commitment bears to the Total Commitment) of all losses, liabilities, expenses (including legal expenses on a full indemnity basis and expenses incurred in engaging consultants) and Taxes that the Facility Agent or the Security Trustee (as appropriate) incurs in connection with the performance or attempted performance of its functions, except to the extent that they:

(i)	have been finally paid by the Borrower under clause 14; or

(ii)	are incurred because of the its wilful misconduct or gross negligence.

(b)	No payment by a Lender under this subclause affects the Borrower’s obligations under clause 14. A payment by a Lender under this subclause constitutes a loan of that amount by that Lender to the Borrower that:

(i)	accrues interest at the Default Rate for each Default Interest Period as if it were an unpaid amount under a Transaction Document; and

(ii)	must be repaid to the Facility Agent together with its accrued interest on demand for the account of that Lender.

15.19	Limitation on recourse to Security Trustee

(a)	The Security Trustee enters into the Transaction Documents only in its capacity as trustee of the Security Trust and, despite any other provision of the Transaction Documents, the Security Trustee is not liable to the Lenders or other Finance Parties for, and the Lenders and other Finance Parties have no recourse to the Security Trustee for, any amount that would otherwise be payable by it under, or as a result of a breach of, any Transaction Document except to the extent that:

(i)	the Security Trustee obtains final reimbursement from the Security Trust Fund for the amount, or could do so by taking appropriate action;

(ii)	the amount is payable as a result of its fraud, gross negligence or breach of trust; or

(iii)	a provision in a Transaction Document expressly provides otherwise.

(b)	Subject to clause 15.19(c), the Finance Parties may not take any step to recover an amount that is payable by the Security Trustee under, or as a result of a breach of, any Transaction Document from a Protected Person, including by taking any step to:

(i)	have an administrator appointed to a Protected Person;

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(ii)	have a receiver or receiver and manager appointed to a Protected Person, except in relation to the Security Trust Fund;

(iii)	have a Protected Person wound up, or to prove in the winding up of a Protected Person;

(iv)	obtain a judgment against a Protected Person for the payment of money;

(v)	carry out any distress or execution on any property of a Protected Person, other than the Security Trust Fund; or

(vi)	exercise any right of set-off, right to combine accounts or banker’s lien against a Protected Person, except in relation to the Security Trust Fund.

(c)	Clause 15.19(b) does not affect the Finance Parties’ rights to:

(i)	take steps to recover amounts for which the Security Trustee is liable under clause 15.19(a); or

(ii)	obtain an injunction, restraining order or declaration concerning the Security Trust, the Security Trust Fund or the Security Trustee’s obligations under the Transaction Documents.

15.20	Change of Facility Agent

(a)	Subject to this subclause, the Facility Agent may resign as agent by giving at least 30 days’ notice to the Borrower and the Lenders.

(b)	Subject to this subclause, the Facility Agent may be removed as agent by notice from a Majority of Lenders that:

(i)	is given with the consent of the Borrower (which consent may not be unreasonably withheld or delayed); and

(ii)	takes effect at least 30 days after the date of receipt of the notice by the Facility Agent.

(c)	No resignation or removal under this subclause takes effect until a successor Facility Agent has been appointed either:

(i)	by a Majority of Lenders; or

(ii)	where a Majority of Lenders have not appointed a successor within 30 days of the date of receipt of the notice of resignation or removal, by the Facility Agent,

and has accepted that appointment in a manner that binds it to perform the obligations of the Facility Agent under each Transaction Document.

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(d)	The retiring Facility Agent, at its own cost must give the successor Facility Agent any documents and assistance that it reasonably requests for performing its functions as Facility Agent under any Transaction Document.

(e)	On the appointment of a successor Facility Agent:

(i)	the successor Facility Agent succeeds to the position of the retiring Facility Agent;

(ii)	the retiring Facility Agent is discharged from any further obligations under any Transaction Document, but without affecting any accrued rights or obligations;

(iii)	the indemnities under any Transaction Document in favour of the retiring Facility Agent survive concerning matters occurring before the appointment of the successor Facility Agent, and the retiring Facility Agent continues to have the benefit of this clause; and

(iv)	the successor Facility Agent and the other parties to each Transaction Document have the same rights and obligations as if the successor Facility Agent had been a party to each Transaction Document.

15.21	Change of Security Trustee

(a)	Subject to this subclause, the Security Trustee may resign as trustee by giving at least 30 days’ notice to the Borrower, the Facility Agent, each Lender and any Hedge Counterparty.

(b)	Subject to this subclause, the Security Trustee may be removed as trustee by notice from a Majority of Lenders that:

(i)	is given to the Security Trustee, the Facility Agent, the Borrower and each Lender that did not form part of that Majority of Lenders; and

(ii)	takes effect at least 30 days after the date of receipt of the notice by the Security Trustee or, if that Majority of Lenders decides that the Security Trustee has failed to perform its obligations under any Transaction Document, at any earlier time that they nominate.

(c)	No resignation or removal under this subclause takes effect until a successor Security Trustee has:

(i)	been appointed either:

(A)	by a Majority of Lenders (in consultation with the Borrower); or

(B)	where a Majority of Lenders have not appointed a successor within 30 days of the date of receipt of the notice of resignation or renewal, by the Security Trustee;

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(ii)	accepted that appointment in a manner that binds it to perform the obligations of the Security Trustee under each Transaction Document; and

(iii)	acquired legal title to the Security Trust Fund.

(d)	The retiring Security Trustee, at its own cost, must give the successor Security Trustee any documents and assistance that it reasonably requires for performing its functions as Security Trustee under any Transaction Document.

(e)	On the appointment of a successor Security Trustee:

(i)	the successor Security Trustee succeeds to the position of the retiring Security Trustee;

(ii)	the retiring Security Trustee is discharged from any further obligations under any Transaction Document, but without affecting any accrued rights or obligations;

(iii)	the indemnities under any Transaction Document in favour of the retiring Security Trustee survive concerning matters occurring before the appointment of the successor Security Trustee, and the retiring Security Trustee continues to have the benefit of this clause; and

(iv)	the successor Security Trustee and the other parties to each Transaction Document have the same rights and obligations as if the successor Security Trustee had been a party to each Transaction Document.

15.22	Dealings with Facility Agent

The Lenders, the Borrower and the Security Trustee agree that they will only deal with each other in relation to matters affecting the Transaction Documents through the Facility Agent in accordance with this document, except to the extent that a Transaction Document expressly provides otherwise.

16.	REDISTRIBUTION OF PAYMENTS BETWEEN LENDERS

16.1	Notice of direct receipts

A Lender must notify the Facility Agent promptly if it receives or recovers an amount payable under a Transaction Document (including by exercising a banker’s lien or right of set-off or combination of accounts), setting out details of the receipt or recovery, unless the amount is:

(a)	received from the Facility Agent or the Security Trustee; or

(b)	paid by an assignee, transferee or subparticipant of the rights or obligations of that Lender.

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16.2	Redistribution of excess payments

If:

(a)	a Lender must notify the Facility Agent under clause 16.1 of an amount that it has received or recovered; and

(b)	that amount would have been distributed among the Lenders if it had been paid to the Facility Agent,

then:

(c)	that Lender must promptly pay that amount to the Facility Agent; and

(d)	the Facility Agent must distribute the amount received by it to the Lenders in accordance with their entitlements.

16.3	Reimbursement following clawback

If:

(a)	a Lender has made a payment to the Facility Agent under clause 16.2 in respect of an amount that it has received or recovered;

(b)	the Facility Agent has distributed that payment; and

(c)	that Lender is obliged to refund that amount under any law relating to bankruptcy, winding up or the protection of creditors,

then, on demand by that Lender through the Facility Agent, each other Lender must repay to the Facility Agent for the account of that Lender all, or the part corresponding to the proportion of the amount which that Lender is obliged to refund, of the amount distributed to it by the Facility Agent.

16.4	Borrower remains liable

As between the Borrower and a Lender, any amount that is:

(a)	paid by that Lender to the Facility Agent under clause 16.2; or

(b)	repaid by that Lender to the Facility Agent for the account of another Lender under clause 16.3,

is taken not to have been paid to that Lender, and the Borrower must immediately pay the amount to the Facility Agent for the account of that Lender.

16.5	Failure of all Lenders to join in litigation

A Lender may not share in an amount under clause 16.2 if the amount was recovered as a result of legal proceedings, and the Lender was asked by the Facility Agent to participate in those proceedings or to share the costs of those proceedings but did not do so.

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17.	GST

17.1	Taxable Supplies

Notwithstanding any other provision of this document or any other Transaction Document, the Borrower must in relation to any Taxable Supply:

(a)	pay to the Facility Agent an amount equal to the GST Exclusive Consideration multiplied by the GST Rate, without deduction or set-off of any other amount;

(b)	make that payment promptly on, and in any event no later than two Business Days after, receiving a Tax Invoice addressed to the Borrower in relation to that GST; and

(c)	indemnify each Finance Party:

(i)	from the GST on each Taxable Supply; and

(ii)	against any damage or cost directly or indirectly arising from or caused by the failure by the Borrower to pay any amount as and when required by this clause.

17.2	Invoices

The Facility Agent must, whenever requested by the Borrower and at the cost and expense of the Borrower, issue a Tax Invoice to the Borrower for the GST on each Taxable Supply, and must include in the Tax Invoice the particulars required by the GST Law for the Borrower to obtain a credit for that GST.

17.3	Finance Parties’ obligations

The Finance Parties need not pay any GST on a Taxable Supply or take any other step to minimise liability for that GST, until the Facility Agent receives from the Borrower the payment for that GST.

18.	CONFIDENTIALITY

18.1	General

Subject to clause 18.2, each party to this document must not disclose any information concerning the contents of, or the transactions contemplated by, any Transaction Document to any person who is not a party, except to the extent that:

(a)	(permitted by documents) the disclosure is expressly permitted by a Transaction Document;

(b)	(consent of other parties) the other parties consent to the disclosure;

(c)	(public domain) the information is already in the public domain, unless it entered the public domain because of a breach of confidentiality by the party;

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(d)	(employees and advisers) the disclosure is made on a confidential basis to the party’s officers, employees, agents, financiers or professional advisers, and is necessary for the party’s business, or is made to any related party of that party;

(e)	(comply with laws) the disclosure is necessary to comply with any applicable law, or an order of a court or tribunal;

(f)	(comply with directives) the disclosure is necessary to comply with a directive or request of any Government Agency or stock exchange (whether or not having the force of law) so long as a responsible person in a similar position would comply;

(g)	(obtain Authorisations) the disclosure is necessary or desirable to obtain an Authorisation from any Government Agency or stock exchange; or

(h)	(discovery and litigation) the disclosure is necessary or desirable in relation to any discovery of documents, or any proceedings before a court, tribunal, other Government Agency or stock exchange.

18.2	Disclosure to assignees or substitutes

(a)	Subject to paragraph (b), a Lender may:

(i)	disclose to a proposed assignee or substitute under clause 20, or any other person who proposes to enter into contractual relations with a Lender in relation to any Transaction Document, any information about a Relevant Entity which that Lender considers appropriate; and

(ii)	give a copy of any Transaction Document to a proposed assignee or substitute under clause 20 or any other person described in paragraph (a)(i).

(b)	Any disclosure made under paragraph (a) must be made on the basis that the person to whom the information or document is disclosed must keep that information or document confidential as required by clause 18.1.

19.	NOTICES

19.1	How to give a notice

A notice, consent or other communication under this document is only effective if it is:

(a)	in writing, signed by or on behalf of the person giving it;

(b)	addressed to the person to whom it is to be given; and

(c)	either:

(i)	delivered or sent by pre-paid mail (by airmail, if the addressee is overseas) to that person’s address; or

(ii)	sent by fax to that person’s fax number and the machine from which it is sent produces a report that states that it was sent in full.

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19.2	When a notice is given

A notice, consent or other communication that complies with this clause is regarded as given and received:

(a)	if it is delivered or sent by fax:

(i)	by 5.00 pm (local time in the place of receipt) on a Business Day - on that day; or

(ii)	after 5.00 pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day - on the next Business Day; and

(b)	if it is sent by mail - on actual receipt.

19.3	Address for notices

A person’s address and fax number are those set out below or in schedule 1, or as the person notifies the sender:

Borrower
Address:	97 Waterloo Road, Macquarie Park NSW 2113
Fax number:	(02) 9889 1475
Attention:	Vice President Treasury and Finance

Facility Agent
Address:	HSBC Centre, 580 George Street, Sydney NSW 2000
Fax number:	(02) 9006 5534
Attention:	Assistant Manager, Credit Operations

Security Trustee
Address:	HSBC Centre, 580 George Street, Sydney NSW 2000
Fax number:	(02) 9006 5534
Attention:	Assistant Manager, Credit Operations

20.	ASSIGNMENTS AND SUBSTITUTIONS

20.1	Assignment by Borrower

The Borrower may not assign any of its rights or transfer any of its obligations under any Transaction Document without the consent of the Facility Agent acting on the instructions of all the Lenders.

20.2	Assignment by Lender

After consulting with the Borrower, a Lender may assign any or all of its rights under any Transaction Document without the consent of the Borrower, the Facility Agent or the other Lenders to a financial institution which the Borrower is not prohibited from contracting with by any law of any relevant country.

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20.3	Substitution by Lender

(a)	Subject to paragraph (b), a Lender may transfer any or all of its obligations under the Transaction Documents to another financial institution if the transfer is made by a substitution in accordance with clause 20.4.

(b)	A Retiring Lender may only arrange a substitution after consulting with the Borrower if:

(i)	in the case of a Lender other than the Facility Agent, it gives the Facility Agent at least 5 Business Days’ notice (or any shorter notice approved by the Facility Agent) of its intention to do so;

(ii)	the New Lender holds all Authorisations that are necessary or desirable in connection with the substitution; and

(iii)	the Borrower is not prohibited from contracting with the New Lender by any law of any relevant country.

20.4	Procedure for substitution

(a)	A Retiring Lender may arrange to substitute a New Lender for itself in respect of any or all of its Commitment and the corresponding proportion of its Share of the Principal Outstanding by delivering to the Facility Agent 4 counterparts of a Substitution Certificate executed by itself and by the proposed New Lender.

(b)	Each party to this document (other than the Retiring Lender and the proposed New Lender) irrevocably authorises the Facility Agent to execute:

(i)	a Substitution Certificate delivered under paragraph (a);

(ii)	any other document, and to do anything else, that the Facility Agent believes is necessary or desirable to make the substitution,

on its behalf.

(c)	After receiving a Substitution Certificate under paragraph (a), the Facility Agent (subject to clause 20.3(b)) must:

(i)	countersign the counterparts on behalf of all the other parties to this document (except the Retiring Lender and the proposed New Lender); and

(ii)	retain 1 counterpart and deliver the others to the Retiring Lender, the proposed New Lender and the Borrower.

(d)	If the Facility Agent countersigns counterparts of a Substitution Certificate as contemplated by paragraph (c) then, on the “Substitution Date” referred to in the Substitution Certificate:

(i)	the New Lender is substituted by novation for the Retiring Lender in relation to the Commitment and the Share of the Retiring Lender specified in the Substitution Certificate and the related rights and obligations; and

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(ii)	the Retiring Lender is released from the obligations to which the New Lender is novated; and

(iii)	the New Lender must pay the Facility Agent (for its own account) a fee of $2,500.

20.5	Consequences of substitution

If a Lender arranges a substitution in respect of any of its rights and obligations in accordance with this clause:

(a)	references in this document to the Retiring Lender as a “Lender”, (and the Retiring Lender’s identity and address) are to be taken as references to:

(i)	the Retiring Lender and the New Lender (and their respective identities and addresses), in each case to the extent of its Commitment and its Share and the related rights and obligations; or

(ii)	where the Retiring Lender has no further right, Commitment or Share, to the New Lender (and its identity and address);

(b)	all agreements, representations and warranties made in this document survive any substitution made under this clause, and take effect for the benefit of the New Lender and the Retiring Lender to the extent of their respective Commitments and Shares and related rights and obligations; and

(c)	the Retiring Lender is not responsible to the New Lender for the performance by the Borrower or any other person of any obligation under any Transaction Document.

20.6	Subparticipation

Despite any other provision of this document a Lender may:

(a)	subcontract any of its obligations; or

(b)	enter into subparticipation or derivative arrangements relating to any of its rights and obligations,

without the consent of, or giving notice to, any person. However, the Lender remains liable for the performance of those obligations as if it had not done so.

20.7	No deductions and withholdings or increased costs in certain circumstances

If a Lender assigns or transfers any of its rights or obligations under the Transaction Documents or changes its Lending Office, and the Borrower is later required to make a payment under clause 8.6, 8.7 or 13, because of a Regulatory Change after the date of the assignment, transfer or change, then the Borrower is only required to make that payment up to the amount that would have been payable had the assignment, transfer or change not occurred.

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21.	AMENDMENTS AND WAIVERS

21.1	Agreement of Facility Agent

(a)	Subject to the other provisions of this clause, the Facility Agent and the Borrower may amend, supplement, replace or novate this document, and the Facility Agent may waive an obligation of the Borrower under this document, in writing. The Facility Agent may execute an amendment, supplement, replacement, novation or waiver on behalf of all Lenders.

(b)	The Facility Agent must promptly notify each other party to this document if this document is amended, supplemented, replaced or novated, or an obligation of the Borrower is waived, under paragraph (a).

21.2	Agreement of Majority of Lenders

The Facility Agent may only execute an amendment, supplement, replacement, novation or waiver, other than to correct an error of a minor or technical nature with the consent of a Majority of Lenders.

21.3	Agreement of all Lenders

The Facility Agent may only execute an amendment, supplement, replacement, novation or waiver that:

(a)	relates to the definition of “Majority of Lenders” in clause 1.1;

(b)	extends the date for, decreases the amount of, or changes the currency of, any payment under this document;

(c)	increases a Lender’s Commitment;

(d)	relates to this clause or to clause 16; or

(e)	relates to a provision that provides expressly that it may only be amended, supplemented, replaced, novated or waived with the consent of all the Lenders,

with the consent of all the Lenders.

21.4	Consent of Security Trustee

The Facility Agent may only execute an amendment, supplement, replacement, novation or waiver that affects a right or obligation of the Security Trustee with the Security Trustee’s consent.

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21.5	Waiver generally

Without limiting clauses 21.1 to 21.4, a right may only be waived in writing, and:

(a)	no other conduct (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

(b)	a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

(c)	the exercise of a right does not prevent any further exercise of that right or of any other right.

22.	GENERAL

22.1	Governing law

(a)	This document is governed by the law in force in New South Wales.

(b)	Each party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in New South Wales, and any court that may hear appeals from any of those courts, for any proceedings in connection with any Transaction Document, and waives any right it might have to claim that those courts are an inconvenient forum.

22.2	Liability for expenses

The Borrower must indemnify each other party against, and must pay each other party on demand the amount of, all Taxes and reasonable expenses incurred in connection with:

(a)	the negotiation, preparation, execution, stamping and registration of each Transaction Document;

(b)	the transactions that each Transaction Document contemplates; and

(c)	any amendment to, or any consent, approval, waiver, release or discharge of or under, any Transaction Document,

including reasonable legal expenses and reasonable expenses incurred in engaging consultants.

22.3	Giving effect to this document

The Borrower must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the Facility Agent may reasonably require to give full effect to this document.

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22.4	Operation of this document

(a)	This document contains the entire agreement between the parties about its subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter is replaced by this document and has no further effect.

(b)	Any right that the Facility Agent, the Security Trustee or a Lender may have under this document is in addition to, and does not replace or limit, any other right that it may have.

(c)	Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.

22.5	Operation of indemnities

(a)	Each indemnity in this document survives the expiry or termination of this document.

(b)	A party may recover a payment under an indemnity in this document before it makes the payment in respect of which the indemnity is given.

22.6	Consents

Where this document contemplates that a party may agree or consent to something (however it is described), that party may:

(a)	agree or consent, or not agree or consent, in its absolute discretion; and

(b)	agree or consent subject to conditions,

unless this document expressly contemplates otherwise.

22.7	Statements by the Facility Agent

A statement by an Authorised Representative of the Facility Agent on any matter relating to any Transaction Document (including any amount owing by the Borrower) is conclusive unless clearly wrong on its face.

22.8	Set-off

If an Event of Default occurs, the Facility Agent and each Lender, without notice to the Borrower, may combine any account that the Borrower holds with it with, or set off any amount that is or may become owing by it to the Borrower against, any amount owing by the Borrower to it under any Transaction Document. For this purpose the Facility Agent and each Lender may:

(a)	change the terms (including the repayment date) of any account or other payment obligation between the parties;

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(b)	convert amounts into different currencies in accordance with its usual practice; and

(c)	do anything (including execute any document) in the name of the Borrower that it considers necessary or desirable.

This subclause overrides any other document or agreement to the contrary.

22.9	No merger

Nothing in this document merges with any other Security Interest, or any Guarantee, judgment or other right or remedy, that the Facility Agent, the Security Trustee or a Lender may hold at any time.

22.10	Exclusion of contrary legislation

Any legislation that adversely affects an obligation of the Borrower, or the exercise by the Facility Agent, the Security Trustee or a Lender of a right or remedy, under or relating to this document is excluded to the full extent permitted by law.

22.11	Inconsistency with other documents

If this document is inconsistent with any other document or agreement between the parties, this document prevails to the extent of the inconsistency.

22.12	Counterparts

This document may be executed in counterparts.

22.13	Attorneys

Each person who executes this document on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

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SCHEDULE 1

DETAILS OF LENDERS

Lender	Lending Office	Details for notices	Commitment EUR
HSBC Bank Australia Limited ABN 48 006 434 162	HSBC Centre 580 George Street, Sydney NSW 2000	HSBC Centre 580 George Street, Sydney NSW 2000	EUR	50,000,000

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SCHEDULE 2

CONDITIONS PRECEDENT

1.	A duly signed and completed certificate from the Borrower dated no earlier than the third Business Day before the Drawdown Date, substantially in the form of schedule 3, with the attachments listed in the certificate.

2.	Legal opinion from Blake Dawson Waldron addressed to the Facility Agent (on behalf of the Lenders) in respect of the due execution by, and enforceability against, the Borrower of this document.

3.	A duly executed original of each Transaction Document (other than the Pledge and the Guarantee and Indemnity) and a certified copy of each duly executed Project Document.

4.	An original of the Guarantee and Indemnity duly executed by the Borrower and ResMed SA.

5.	An executed copy of a Hedge Agreement (comprising an ISDA Master Agreement and Schedule only) between the Hedge Counterparty and the Borrower.

6.	Payment of the legal costs and disbursements of the Lender (both Australian and offshore) in connection with the negotiation and execution of the Transaction Documents.

7.	A copy of the legal due diligence report prepared by Herbert Smith, French lawyers to the Borrower, in relation to the Target Company and its subsidiaries.

8.	A copy of the legal due diligence summary from Gleiss Lutz, German counsel to the Borrower, in relation to Take Air Medical Handelsgesellschaft mbH.

9.	A certified copy of the duly executed minutes of the Board of Directors of ResMed SA authorising ResMed SA to enter into the Guarantee and Indemnity and the Pledge.

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SCHEDULE 3

CERTIFICATE

ResMed Limited ABN 30 003 765 142

To:	HSBC Bank Australia Limited HSBC Centre 580 George Street Sydney NSW 2000

Attention:	[ ]

Syndicated Facility Agreement

I refer to the Syndicated Facility Agreement dated [date] (Loan Agreement) between ResMed Limited and HSBC Bank Australia Limited (in various capacities). Terms used in this certificate that are defined in the Loan Agreement have the same meanings as in the Loan Agreement.

I am a director/company secretary of the Borrower.

The attachments to this certificate are complete and up to date copies of:

1.	the certificate of incorporation and the constitution of the Borrower, as in force when the resolutions mentioned below were passed and at all times since;

2.	an extract from the minutes of a meeting of the board of directors of the Borrower containing resolutions (which have not been amended or revoked and are in full force) that:

(a)	authorise execution and (where applicable) delivery by the Borrower of each Transaction Document;

(b)	authorise the exercise by the Borrower of its rights and the performance by the Borrower of its obligations under each Transaction Document; and

(c)	appoint Authorised Representatives for the Borrower; and

3.	the power of attorney (which has not been revoked by the Borrower and is in full force) authorising the execution and (if appropriate) delivery of each Transaction Document on behalf of the Borrower.

The persons named below are the Borrower’s Authorised Representatives and the signature appearing beside the name of each Authorised Representative is the true signature, or a copy of the true signature, of that person.

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Authorised Representatives

Name	Position	Signature

Dated: [date]

Signed by director/secretary of ResMed Limited:
Signature of director/secretary

Name

62.

SCHEDULE 4

DRAWDOWN NOTICE

ResMed Limited ABN 30 003 765 142

To:	HSBC Bank Australia Limited HSBC Centre 580 George Street Sydney NSW 2000

Attention:	[ ]

Syndicated Facility Agreement - Drawdown Notice

We refer to the Syndicated Facility Agreement dated [date] (Loan Agreement) between ResMed Limited and HSBC Bank Australia Limited (in various capacities). Terms used in this Drawdown Notice that are defined in the Loan Agreement have the same meanings as in the Loan Agreement.

1.	The Borrower gives you irrevocable notice that it wishes to draw an Advance as follows:

(a)	Drawdown Date:	[Drawdown date]

(b)	Amount:	[Amount]

(c)	Interest Period:	[Interest paid]

2.	The bank account or payee to which the Advance is to be credited is [name of account].

3.	The representations and warranties set out in clause 10.1 of the Loan Agreement will be true and not misleading (by omission or otherwise) on the Drawdown Date on the basis of the facts and circumstances as at that date.

Dated: [date]

For and on behalf of ResMed Limited by its Authorised Representative:
Signature of Authorised Representative

Name

63.

SCHEDULE 5

NOTICE VARYING INTEREST PERIOD

ResMed Limited ABN 30 003 765 142

To:	HSBC Bank Australia Limited
HSBC Centre
580 George Street
Sydney NSW 2000

Attention:	[ ]

Syndicated Facility Agreement - Variation of Interest Period

We refer to the Syndicated Facility Agreement dated [date] (Loan Agreement) between ResMed Limited and HSBC Bank Australia Limited (in various capacities). Terms used in this notice that are defined in the Loan Agreement have the same meanings as in the Loan Agreement.

The Borrower gives you irrevocable notice that it wishes to vary the Interest Period from the date set out below:

Date: [date]

New Interest Period: [Permitted Interest Period]

Dated: [date]

For and on behalf of ResMed Limited by its Authorised Representative:
Signature of Authorised Representative

Name

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SCHEDULE 6

SUBSTITUTION CERTIFICATE

Syndicated Facility Agreement

DATE

PARTIES

[Name] Alt[ABN/ACN/ARBN] [number] (Retiring Lender)

[Name] Alt[ABN/ACN/ARBN] [number] (New Lender)

[Name of Facility Agent] (Facility Agent), for itself and for each other party to the Loan Agreement (except for the Retiring Lender and the New Lender)

1.	INTERPRETATION

1.1	Definitions

The following definitions apply in this document.

Borrower means ResMed Limited.

Loan Agreement means the Syndicated Facility Agreement dated [date] (Loan Agreement) between the Borrower, certain Lenders and HSBC Bank Australia Limited (in various capacities).

Substituted Commitment means the amount specified under the heading “Substituted Commitment” in the schedule.

Substituted Participation means:

(a)	the Substituted Commitment, and the corresponding Share of the Principal Outstanding, that are specified in the schedule;

(b)	the corresponding proportion of the Retiring Lender’s Share of each Advance; and

(c)	any related rights and obligations.

Substitution Date means [date(s)].

1.2	Terms defined in the Loan Agreement

Terms that are defined in the Loan Agreement have the same meaning in this document.

1.3	Rules for interpreting this document

Clause 1.2 of the Loan Agreement applies as to this document.

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2.	SUBSTITUTION

On the Substitution Date the New Lender is substituted for the Retiring Lender in respect of all the rights and obligations of the Retiring Lender under the Loan Agreement and each other Transaction Document in relation to the Substituted Participation, other than:

(a)	obligations (if any) due to be satisfied before the Substitution Date; and

(b)	rights to amounts (if any) that are due and payable before the Substitution Date.

3.	RELEASE OF RETIRING LENDER

On the Substitution Date the Retiring Lender ceases to be entitled to all its rights, and is released from all its obligations, under the Loan Agreement and each other Transaction Document in relation to the Substituted Participation, other than the rights and obligations described in clauses 2(a) and (b).

4.	ASSUMPTION BY NEW LENDER

On the Substitution Date:

(a)	the New Lender is taken to be a party to the Loan Agreement and each other Transaction Document to which the Retiring Lender is or was a party; Opt[and]

(b)	the New Lender and each of the parties to the Loan Agreement assumes obligations to each other and acquires rights against each other that are identical to the rights and obligations that cease and are released under clause 3, except to the extent that they relate to the identity and location of the New Lender (where relevant) rather than to the identity and location of the Retiring Lender Alt[./; and]

(c)	Opt[the Retiring Lender has a Commitment and a Share in the Principal Outstanding equal to its Commitment and Share immediately before the Substitution Date, less the Substituted Participation.]

5.	CONFIRMATION BY NEW LENDER

The New Lender confirms that:

(a)	it has received a copy of the Loan Agreement and each other Transaction Document, together with any other documents and information that it reasonably requires in connection with this transaction; and

(b)	it has not relied and will not rely on the Retiring Lender or the Facility Agent to check or enquire on its behalf into the execution, validity, effectiveness, genuineness, enforceability, sufficiency, accuracy or completeness of any of those documents or that information.

6.	PAYMENTS AND DELIVERIES

On and after the Substitution Date, the Facility Agent must make all payments and deliveries that are due to be made under the Loan Agreement in relation to the Substituted

66.

Participation to the New Lender. Accordingly, the Retiring Lender and the New Lender must make, directly to each other, whatever payments and adjustments they agree regarding the principal, accrued interest, fees, expenses and other amounts that have accrued by reference to the Substituted Participation before the Substitution Date.

7.	LENDING OFFICE

The Lending Office of the New Lender is its office at [details].

8.	NOTICES

For the purposes of clause 19 of the Loan Agreement, the address of the New Lender is the address set out below, or another address that the New Lender may notify each other party to the Loan Agreement:

New Lender:

Address:

Fax number:

Attention:

9.	GOVERNING LAW

(a)	This document is governed by the law in force in New South Wales.

(b)	Each party to this document submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in New South Wales, and any court that may hear appeals from any of those courts, for any proceedings in connection with any Transaction Document, and waives any right it might have to claim that those courts are an inconvenient forum.

67.

SCHEDULE TO SUBSTITUTION CERTIFICATE

Retiring Lender’s Commitment before the Substitution Date $	Substituted Commitment $	Retiring Lender’s Share of the Principal Outstanding before the Substitution Date $	New Lender’s Share of the Principal Outstanding $

EXECUTED as an agreement.
SIGNED for [Retiring Lender] under power of attorney in the presence of:
Signature of attorney

Signature of witness	Name

Name	Date of power of attorney

68.

SIGNED for [New Lender] under power of attorney in the presence of:
Signature of attorney

Signature of witness	Name

Name	Date of power of attorney

SIGNED for [Facility Agent] under power of attorney in the presence of:
Signature of attorney

Signature of witness	Name

Name	Date of power of attorney

69.

EXECUTED as an agreement.

BORROWER

SIGNED for RESMED LIMITED under power of attorney in the presence of:
Signature of attorney

Brett Sandercock
Signature of witness	Name

Mark Abourizk	10th May 2005
Name	Date of power of attorney

INITIAL LENDER, FACILITY AGENT AND SECURITY TRUSTEE

SIGNED for HSBC BANK AUSTRALIA LIMITED under power of attorney in the presence of:
Signature of attorney

Lewis Williams
Signature of witness	Name

Darren Symons	11 May 2005
Name	Date of power of attorney

70.